SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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LCC INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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LCC INTERNATIONAL, INC.

7925 Jones Branch Drive
McLean, VA 22102

April 23, 2004

Dear Stockholder:

      You are cordially invited to attend the 2004 annual meeting of stockholders of LCC International, Inc. to be held on Wednesday, May 26, 2004 at 10:00 a.m. (Eastern Time) at the offices of LCC International, Inc., 7925 Jones Branch Drive, McLean, Virginia, 22102.

      At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) the election of seven members of the board of directors; (ii) the approval and adoption of our amended and restated equity incentive plan; (iii) the ratification of the appointment of KPMG LLP as our independent auditors; and (iv) any other business as may properly come before the meeting or any adjournments thereof. The official notice of meeting, proxy statement and form of revocable proxy and our annual report to stockholders are included with this letter. The matters listed in the notice of meeting are described in detail in the proxy statement.

      Regardless of your plans for attending in person, it is important that your shares be represented and voted at the 2004 annual meeting. Accordingly, you are urged to complete, sign and mail the enclosed revocable proxy as soon as possible.

Sincerely,

PETER A. DELISO
Vice President, Corporate Development,
General Counsel and Secretary

LCC INTERNATIONAL, INC.

7925 Jones Branch Drive
McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2004

      NOTICE IS HEREBY GIVEN that the 2004 annual meeting of stockholders (the “annual meeting”) of LCC International, Inc. will be held on Wednesday, May 26, 2004 at 10:00 a.m. (Eastern Time) at the offices of LCC International, Inc., 7925 Jones Branch Drive, McLean, Virginia, 22102, to consider and act upon the following proposals:

1. To elect seven members of the board of directors;

2. To approve and adopt our amended and restated equity incentive plan;

3. To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004; and

4. To transact such other business as may properly come before the annual meeting or any adjournments thereof.

      The board of directors has fixed the close of business on March 31, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only holders of class A common stock and class B common stock of record at the close of business on that date will be entitled to notice of and to vote at the annual meeting or any adjournments thereof. A list of our stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten (10) days before the annual meeting at our offices.

By Order of the Board of Directors,

PETER A. DELISO
Secretary

McLean, Virginia

April 23, 2004

LCC INTERNATIONAL, INC.

7925 Jones Branch Drive
McLean, Virginia 22102

PROXY STATEMENT

Annual Meeting of Stockholders
May 26, 2004

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

      This proxy statement and the accompanying notice of annual meeting and form of revocable proxy are being furnished, on or about April 28, 2004, to the stockholders of LCC International, Inc. (referred to in this proxy statement as “we,” “our,” “our company,” “us” or “LCC”), in connection with the solicitation of proxies by our board of directors to be used at the 2004 annual meeting of stockholders of LCC (referred to in this proxy statement as the “annual meeting”) to be held on Wednesday, May 26, 2004 at 10:00 a.m. (Eastern Time) at our offices at 7925 Jones Branch Drive, McLean, Virginia, 22102, and any adjournment thereof.

      The purpose of the annual meeting is (i) to elect seven members of the board of directors; (ii) to approve and adopt our amended and restated equity incentive plan; (iii) to ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004; and (iv) to transact such other business as may properly come before the annual meeting or any adjournments thereof.

      If the enclosed form of proxy is properly executed and returned to us in time to be voted at the annual meeting, the shares represented thereby will be voted in accordance with the instructions thereon. Executed but unmarked proxies will be voted: (i) FOR the election of seven directors to the board of directors; (ii) FOR the approval and adoption of our amended and restated equity incentive plan; and (iii) FOR the ratification of the appointment of KPMG LLP as our independent auditors. If any other matters are properly brought before the annual meeting, proxies will be voted in the discretion of the proxy holders. We are not aware of any such matters that are proposed to be presented at our annual meeting.

      The cost of soliciting proxies in the form enclosed herewith will be borne entirely by us. We have retained D.F. King & Co., Inc. to solicit proxies by use of the mails on our behalf for a fee of approximately $3,000. In addition, proxies may be solicited by our directors, officers and regular employees, without extra remuneration, by personal interviews, telephone, telegraph or otherwise. We will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

      The securities which can be voted at the annual meeting consist of shares of our class A common stock and class B common stock (collectively referred to as the “common stock”). Each outstanding share of class A common stock entitles its owner to one vote on each matter as to which a vote is taken at the annual meeting. Each outstanding share of class B common stock entitles its owner to ten votes on each matter as to which a vote is taken at the annual meeting. The close of business on March 31, 2004 has been fixed by the board of directors as the record date for determination of stockholders entitled to vote at the annual meeting. The number of shares of class A common stock and class B common stock outstanding and entitled to vote on the record date was 19,809,114 and 4,537,577, respectively. The presence, in person or by proxy, of shares of common stock issued and outstanding and constituting at least a majority of the votes entitled to vote on the record date is necessary to constitute a quorum at the annual meeting. Stockholders’ votes will be tabulated by our secretary and assistant secretary, who have been appointed by the board of directors to act as inspectors of election for the annual meeting. Under Delaware corporate law and our amended and restated bylaws, directors are elected by a plurality of votes cast by the shares present (in person or by proxy) and entitled to vote. Unless otherwise required by law or our restated certificate of incorporation or amended and restated bylaws, any other matter put to a stockholder vote will be decided by the affirmative vote of a majority of the votes cast on the matter. Shares of our common stock represented by proxies that are marked “abstain” or which constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but none of the shares represented by these proxies will be counted for the purpose of determining the number of votes cast at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power and does not receive voting instructions from the beneficial owner.

      The presence of a stockholder at the annual meeting will not automatically revoke the stockholder’s proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by filing with our secretary a written notice of revocation, by delivering to us a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR

APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

MATTERS TO BE ACTED ON

ELECTION OF DIRECTORS

(Proposal 1)

      The entire board of directors consists of eight members. At the annual meeting, seven directors will be elected, each to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified or until such director’s earlier death, resignation or removal. One seat on the board of directors will remain vacant. No decision has yet been made as to whether to fill this vacancy. Proxies cannot be voted for a greater number of persons than the nominees named in the proxy.

      Unless otherwise instructed on the proxy, the persons named in the proxy to vote the shares represented by each properly executed proxy shall vote FOR the election as directors the persons named below as nominees. Directors will be elected by a plurality vote.

The board of directors recommends a vote FOR the election of its nominees for directors.

Information as to Nominees

      Set forth below is certain information with respect to the nominees of the board of directors for election as directors at the annual meeting.

Name	Age	Position	Director Since

C. Thomas Faulders, III	54	Chairman of the Board of Directors and Chief Executive Officer	1999
Julie A. Dobson	47	Director	2003
Mark D. Ein	39	Director	1994
Steven J. Gilbert	56	Director	1999
Susan Ness	55	Director	2001
Dr. Rajendra Singh	49	Director	1983
Neera Singh	45	Director	1983

      C. Thomas Faulders, III has served as our chairman of the board of directors and chief executive officer since June 24, 1999. From 1998 until he joined our company in 1999, Mr. Faulders was an independent consultant assisting high-tech and telecommunications companies with business related matters. From 1995 to 1998, Mr. Faulders served as executive vice president, treasurer and chief financial officer of BDM International, Inc. During his tenure with BDM, Mr. Faulders served as president of the Integrated Supply Chain Solutions unit where he played an integral part in the company’s sale to TRW in 1997. From 1992 to 1995, Mr. Faulders was vice president and chief financial officer of Comsat Corporation, a provider of international communications and entertainment. From 1985 to 1992, he served in several senior sales, marketing and finance positions with MCI Communications Corporation, a long distance service provider. Mr. Faulders serves on the board of directors of United Defense Industries, Inc., a defense contractor, and ePlus inc., a provider of supply chain software. He is also a director of two private companies.

      Julie A. Dobson has been a director since July 2003 and is chairperson of our audit committee and a member of our compensation and stock option committee. From July 1998 until February 2002, Ms. Dobson was chief operating officer of TeleCorp PCS, Inc., a wireless telecommunications provider. Ms. Dobson joined TeleCorp PCS as a start-up and was responsible for all aspects of operations and participated in raising debt and equity financing, until AT&T Wireless purchased the company in February 2002. Ms. Dobson spent 18 years with Bell Atlantic Corporation, where she held various positions in several of its domestic and international business units, including serving as president, New York region of Bell Atlantic Mobile from October 1997 through July 1998, vice president, strategic planning and business development, Bell Atlantic Enterprises Corporation from 1996 to 1997, and president and chief executive officer, Bell Atlantic Business

Systems, International from 1993 to 1996. Ms. Dobson serves on the board of directors of PNM Resources, Inc., a holding company of energy and energy-related companies, and Safeguard Scientifics, Inc., a holding company for information technology companies.

      Mark D. Ein has been a director since January 1994. He is chairperson of our compensation and stock option committee and a member of our nominating and corporate governance committee. Mr. Ein founded Venturehouse Group, LLC, a technology holding company that creates, invests in and acquires technology and telecommunications companies, and has been its chief executive officer since 1999. From 1992 to 1999, Mr. Ein was a principal with The Carlyle Group, a large private equity firm with offices around the world. From 1992 to 1999, Mr. Ein was responsible for many of The Carlyle Group’s telecommunications investment activities. Mr. Ein has also worked for Brentwood Associates, a leading West Coast venture capital firm, and for Goldman, Sachs & Co. Mr. Ein serves on the board of directors of several private companies.

      Steven J. Gilbert has been a director since February 1999 and is chairperson of our nominating and corporate governance committee and a member of our audit committee. Since 1997, he has served as chairman of the board of Gilbert Global Equity Partners, L.P., a billion-dollar private equity fund. From 1992 to 1997, he was the founder and managing general partner of Soros Capital L.P., the principal venture capital and leveraged transaction entity of the Quantum Group of Funds, and a principal advisor to Quantum Industrial Holdings Ltd. From 1988 through 1992, he was the managing director of Commonwealth Capital Partners, L.P., a private equity investment firm. From 1984 to 1988, Mr. Gilbert founded and was the managing general partner of Chemical Venture Partners (now J.P. Morgan Capital Partners). Mr. Gilbert has 30 years of experience in private equity investing, investment banking and law, and serves as a director of several multi-national high tech companies. He is also a director of Montpelier Re Holdings Ltd., a property catastrophe reinsurance company.

      Susan Ness has been a director since June 2001 and is a member of our audit committee and compensation and stock option committee. Since 2001, Ms. Ness has been a business consultant to communication companies. Ms. Ness was Distinguished Visiting Professor of Communication at the Annenberg School for Communication (University of Pennsylvania) and Director of Information and Society of the Annenberg Policy Center for the 2001-2002 academic year. Ms. Ness was a commissioner of the Federal Communications Commission from 1994 until 2001. During her tenure with the Federal Communications Commission, Ms. Ness focused extensively on spectrum matters, both domestically and globally, including serving as the Federal Communications Commission’s senior representative to three world radio communications conferences. Prior to joining the Federal Communications Commission, Ms. Ness was a vice president of American Security Bank and was the group head for lending to communications companies. She also was assistant general counsel to the Banking, Currency and Housing Committee of the United States House of Representatives during the mid-1970s. In May 2003, Ms. Ness became a director of Adelphia Communications Corporation, a cable media company which had previously filed for bankruptcy in June 2001.

      Dr. Rajendra Singh is a co-founder of our company and has been a director since our company’s inception in 1983. Dr. Singh was our president from our formation in 1983 until September 1994, was chief executive officer from January 1994 until January 1995, was treasurer from January 1994 until January 1996, was co-chairperson of our board of directors from January 1995 until September 1996 and was the chairman of our board of directors, interim president and chief executive officer from October 1998 to May 1999. Dr. Singh is also the principal owner of Cherrywood Holdings, Inc. (“Cherrywood”). From 1994 to present, Dr. Singh has been co-chair of the members committee of Telcom Ventures, L.L.C., an investment firm specializing in wireless service providers and emerging wireless technologies, as well as RF Investors, L.L.C. In addition, Dr. Singh established, developed and directed APPEX, Inc., a billing services firm sold to Electronic Data Systems (or EDS) in October 1990. Dr. Singh is married to Neera Singh, a director and a former executive officer of our company.

      Neera Singh is a co-founder of our company and has been a director since our company’s inception in 1983. Ms. Singh served as our vice president from our formation in 1983 to October 1991 and executive vice president from January 1994 until September 1996. Ms. Singh also served as our co-chairperson of our board of directors from January 1995 until September 1996. From 1994 to present, Ms. Singh has been co-chair of the members committee of Telcom Ventures and RF Investors, and a principal owner of Cherrywood. Ms. Singh is married to Dr. Rajendra Singh, a director and former executive officer of our company.

Corporate Governance and Related Matters

      Our board of directors and audit committee have implemented a number of corporate governance measures designed to serve the long-term interests of our stockholders and employees and comply with rules recently adopted by the National Association of Securities Dealers, Inc., or the NASD, and the Securities and Exchange Commission, or the SEC. Our board has acted promptly to implement the rules adopted by the NASD and the SEC, and our board will continue to evaluate, and improve upon as appropriate, our corporate governance principles and policies. Set forth below are several of the corporate governance initiatives adopted by our board of directors and audit committee to assure that we are governed by the highest standards.

      Corporate Standards of Conduct. Our board of directors and audit committee have adopted various amendments to our existing Corporate Standards of Conduct, or the Policy. The Policy is a code of conduct and ethics applicable to every director, officer and employee of our company and sets forth our policies and expectations on a number of topics, including conflicts of interest, relationships with others, corporate payments, disclosure policy, compliance with laws, corporate opportunities and the protection and proper use of our assets. We have also established formal procedures for receiving and handling complaints regarding accounting, auditing and internal controls matters. Employees or others can report concerns by emailing or writing to our general counsel at the address provided on our website. Any concerns regarding accounting or auditing matters so reported will be communicated to our audit committee.

      Director Independence. The board of directors has affirmatively determined that a majority of our current directors are “independent” within the meaning of rules recently adopted by the NASD. For a director to be “independent” under such rules, the board of directors must affirmatively determine that the director has no relationship which, in the board’s opinion, would interfere with the director’s exercise of independent judgment in carrying out such director’s responsibilities.

      Audit Committee Independence and Financial Expertise. Rules adopted by the NASD and the SEC in 2003 impose additional independence requirements for all members of the audit committee. Our board of directors has determined that each of the current members of our audit committee meets these additional independence requirements. The SEC has also recently adopted rules requiring issuers to disclose whether it has at least one “audit committee financial expert” and, if so, the name of the expert and whether the expert is “independent” as that term is used in the SEC rules. Our board has determined that Mr. Gilbert and Ms. Dobson are “audit committee financial experts” within the meaning of the SEC rules, and that all of the members of our audit committee are “independent” as that term is used in the SEC rules. The audit committee’s responsibilities are described in a written charter adopted by our board of directors and include examining and considering matters relating to our financial affairs and reviewing our annual financial statements, the scope of the independent annual audit and internal audits and the independent auditors’ letter to management concerning the effectiveness of our internal financial and accounting controls.

      Nominating and Corporate Governance Committee. Our board of directors recently reconstituted our nominating committee as the nominating and corporate governance committee and adopted a new charter for that committee. The nominating and corporate governance committee is charged with identifying individuals qualified to become board members, recommending to the board the director nominees for the next annual meeting of stockholders, recommending to the board desired changes to the size and composition of the board, considering from time to time the board committee structure and makeup and recommending to the board retirement policies and procedures affecting board members. The committee also takes a leadership role with respect to our corporate governance practices. Each member of this committee is “independent” within the meaning of the new NASD rules.

      The nominating and corporate governance committee charter sets forth certain criteria for the committee to consider in evaluating potential director nominees. The charter provides that the committee, in selecting nominees, should assess the nominee’s qualifications as independent as well as his or her knowledge, perspective, skills, broad business judgment and leadership, relevant industry or regulatory affairs knowledge, business creativity and vision, experience, age and diversity.

      Our former nominating committee relied primarily on recommendations from management and members of the board to identify director nominee candidates, and our new nominating and corporate governance committee expects to do the same. When appropriate, the committee may retain search firms to assist in identifying suitable candidates. The committee also will consider timely written suggestions from stockholders. Stockholders wishing to suggest a candidate for director nomination for the 2005 annual meeting should mail their suggestions to LCC International, Inc., 7925 Jones Branch Drive, McLean, Virginia 22102, Attn: Secretary. Suggestions must be received by our secretary no later than December 30, 2004. Director nominee candidates recommended by our stockholders are evaluated in the same manner in which candidates recommended by other sources are evaluated. In addition, pursuant to our amended and restated bylaws, stockholders eligible to vote at the annual meeting may also make nominations for directors if such nominations are made pursuant to timely notice in writing to our secretary and include certain information specified in Section 3.4 of our amended and restated bylaws concerning each person the stockholder proposes to nominate for election and the nominating stockholder.

      All of our current nominees for the board of directors were elected at the 2003 annual meeting other than Ms. Dobson. Mr. Perkins, our chief financial officer, brought Ms. Dobson to the attention of our nominating and corporate governance committee in June 2003. Mr. Perkins worked with Ms. Dobson before he joined our company in January 2003. After meeting with Ms. Dobson, the nominating and corporate governance committee recommended that the full board elect Ms. Dobson as a director. Ms. Dobson was elected as a director by the full board in July 2003.

      Compensation Committee. Each member of our compensation and stock option committee (referred to in this proxy statement as the “compensation committee”) is “independent” within the meaning of the new NASD rules. The compensation committee has overall responsibility for approving and evaluating our compensation plans, policies and programs, including administering our stock incentive plans. The compensation committee considers and makes recommendations to our board of directors with respect to programs for human resource development and management organization and succession, approves changes in senior executive compensation and considers and makes recommendations to our board of directors with respect to general compensation matters and policies.

      Communicating with the Board of Directors. The board welcomes communications from stockholders and has adopted a procedure for receiving and addressing stockholder communications. Stockholders may send written communications to the entire board by addressing such communications to LCC International, Inc., 7925 Jones Branch Drive, McLean, Virginia 22102, Attn: Secretary. Our corporate secretary will provide all such correspondence to the entire board of directors.

      Availability of the Policy and Committee Charters. The written charters governing the audit committee and the nominating and corporate governance committee, as well as the Policy, are posted on the corporate governance page of our website at http://www.lcc.com. You may also obtain a copy of any of these documents without charge by writing to: LCC International, Inc., 7925 Jones Branch Drive, McLean, Virginia 22102, Attn: Secretary. A copy of the audit committee charter is also attached to this proxy statement as Appendix A.

Board Meetings and Committee Meetings

      During the year ended December 31, 2003, our board of directors held seven meetings, and it took action by unanimous written consent on three other occasions. No incumbent director attended fewer than 75% of the total number of meetings of our board of directors or any committee of our board of directors on which he or she served during the period on which he or she served. Four members of the board of directors attended our 2003 annual meeting of stockholders. We encourage, but do not require, members of our board of directors to attend the annual meeting of stockholders.

      Our nominating and corporate governance committee is currently comprised of Messrs. Ein and Gilbert; Mr. Gilbert is the chairperson of our nominating and corporate governance committee. During fiscal year

2003, our nominating and corporate governance committee was comprised of the same members. Our nominating and corporate governance committee met two times during the year ended December 31, 2003.

      Our compensation committee currently is comprised of Ms. Dobson, Mr. Ein and Ms. Ness; Mr. Ein is chairperson of our compensation committee. During fiscal year 2003, our compensation committee was comprised of the same members. Our compensation committee met two times during the year ended December 31, 2003.

      Our audit committee currently is comprised of Ms. Dobson, Mr. Gilbert and Ms. Ness; Ms. Dobson is chairperson of our audit committee. During fiscal year 2003, our audit committee was comprised of the same members. The audit committee held six meetings during the year ended December 31, 2003.

Compensation of Directors

      Fees. We have entered into agreements with four of our directors, namely Ms. Dobson, Mr. Ein, Mr. Gilbert and Ms. Ness, pursuant to which we have agreed to compensate each of these directors for his or her services as a director as follows: (i) an annual board service fee of $20,000; (ii) per meeting fees of $1,000 for each meeting of our board of directors he or she attends, $1,000 for each meeting of our audit committee he or she attends and $500 for each meeting of our compensation committee or nominating and corporate governance committee he or she attends; and (iii) an annual committee service fee of $2,000 for each committee on which he or she serves, with an additional annual fee of $1,000 for any committee which he or she chairs (Ms. Dobson presently chairs our audit committee, Mr. Ein presently chairs our compensation committee and Mr. Gilbert presently chairs our nominating and corporate governance committee). In connection with these agreements during the year ended December 31, 2003, we paid Ms. Dobson a total of $17,500, Mr. Ein a total of $37,000, Mr. Gilbert a total of $38,000 and Ms. Ness a total of $36,000. We also reimbursed Mr. Gilbert approximately $800 for travel expenses he incurred to attend board, audit committee and nominating and corporate governance committee meetings. We do not provide cash compensation for board of directors service to Dr. Singh and Ms. Singh because of their affiliation with Telcom Ventures or to Mr. Faulders because of his employment with our company.

      Stock Option Grants. Our directors stock option plan provides for the grant of options to directors who are not our officers or employees and authorizes the issuance of up to 250,000 shares of class A common stock and 250,000 shares of class B common stock. As of December 31, 2003, stock options to purchase 181,600 shares of class A common stock and stock options to purchase 90,000 shares of class B common stock were outstanding pursuant to our directors stock option plan. However, pursuant to the terms of the directors stock option plan, no additional options to purchase class B common stock may be granted.

      Our directors are also entitled to receive options to purchase shares of class A common stock pursuant to our employee stock option plan in an amount determined at the discretion of our board of directors. As of December 31, 2003, 110,000 shares of class A common stock were subject to outstanding options granted to non-employee directors pursuant to our employee stock option plan.

MANAGEMENT

      Our executive officers, and their respective ages as of the date of this proxy statement, are as follows:

Name	Age	Position

C. Thomas Faulders, III	54	Chief Executive Officer
Carlo Baravalle	43	Senior Vice President, Europe, Middle East and Africa
Michael S. McNelly	53	Senior Vice President, The Americas
Graham B. Perkins	54	Senior Vice President, Chief Financial Officer and Treasurer
Peter A. Deliso	43	Vice President, Corporate Development, General Counsel and Secretary
Tricia L. Drennan	35	Vice President, Corporate Communications and Investor Relations, and Assistant Secretary
Terri L. Feely	38	Vice President, Human Resources
Vincent F. Gwiazdowski	50	General Manager and Vice President, Asia Pacific

      C. Thomas Faulders, III has served as our chairman of the board of directors and chief executive officer since June 24, 1999. From 1998 until he joined our company in 1999, Mr. Faulders was an independent consultant assisting high-tech and telecommunications companies with business related matters. From 1995 to 1998, Mr. Faulders served as executive vice president, treasurer and chief financial officer of BDM International, Inc. During his tenure with BDM, Mr. Faulders served as president of the Integrated Supply Chain Solutions unit where he played an integral part in the company’s sale to TRW in 1997. From 1992 to 1995, Mr. Faulders was vice president and chief financial officer of Comsat Corporation, a provider of international communications and entertainment. From 1985 to 1992, he served in several senior sales, marketing and finance positions with MCI Communications Corporation, a long distance service provider. Mr. Faulders serves on the board of directors of United Defense Industries, Inc., a defense contractor, and ePlus inc., a provider of supply chain software. He is also a director of two private companies.

      Carlo Baravalle has served as our senior vice president, Europe, Middle East, Africa and Asia Pacific since May 2001. From January 2000 to May 2001, Mr. Baravalle was managing director, international development and operations, of MoneyExtra PLC and was responsible for the development and management of its international operations. From 1998 to 2000, Mr. Baravalle was vice president, product marketing, GSM-UMTS, of Lucent Technologies, where he was responsible for all strategy, business planning, marketing, sales support and partnership activities worldwide for the GSM, GPRS a nd UMTS product lines. From 1996 to 1998, Mr. Baravalle was director of corporate finance for Warburg Dillion Reed’s telecom sector. From 1993 to 1996, Mr. Baravalle was business development director for British Telecom, where he was responsible for implementing BT’s global strategy through external growth. Mr. Baravalle has also held positions in strategic consulting and finance.

      Michael S. McNelly has served as our senior vice president, the Americas, since March 2000. From July 1999 to March 2000, Mr. McNelly worked for BroadStream Corp., where he served as senior vice president of engineering and operations. From May 1998 to July 1999, Mr. McNelly was our senior vice president, telcom services. From 1994 to May 1998, Mr. McNelly founded Koll Telecommunications Services and served as its president and chief executive officer before it was acquired by our company. Prior to that, he served as executive vice president of engineering and operations for LA Cellular. Before joining LA Cellular, Mr. McNelly was the vice president and general manager for PacTel Development Corporation and held several positions at Cellular One — San Francisco, including vice president of engineering and operations.

      Graham B. Perkins has served as our senior vice president, chief financial officer and treasurer since January 2003. From May 2002 to January 2003, Mr. Perkins was a vice president of Corvis Corporation. From 2001 to May 2002, Mr. Perkins was chief financial officer and treasurer for Dorsal Networks (acquired by Corvis Corporation in May 2002). From 1998 to 2001, Mr. Perkins helped found and served as the chief financial officer, vice president, treasurer and secretary for Iconixx Corporation, an e-business solutions provider focused on emerging wireless and broadband technologies. From 1993 to 1998, Mr. Perkins worked with Bell Atlantic Corporation, now Verizon Communications, where he held chief financial officer positions in several of its domestic and international business units, including financial oversight of both wireline and wireless investments throughout the world. Prior to joining Bell Atlantic, Mr. Perkins led the financial team at the VSAT division of Hughes Network Systems and held various financial and strategic planning positions with Contel Corporation, including general management of its Saudi Arabian operations, based in Riyadh. Earlier experience included public accounting and management consultancy with Deloitte, Haskins & Sells (now Deloitte & Touche) and Ernst & Whinney (now Ernst & Young).

      Peter A. Deliso has served as our general counsel since June 1994 and our vice president, corporate development, and secretary since January 1996. From late 1989 until January 1994, Mr. Deliso served as corporate counsel for Mobile Telecommunication Technologies Corp. (“Mtel”) and its various domestic and international subsidiaries. Prior to his employment with Mtel, Mr. Deliso was with the law firm of Garvey, Schubert & Barer specializing in international, corporate and securities law.

      Tricia L. Drennan has served as our vice president of corporate communications and investor relations since February 2000. Ms. Drennan previously served as our director of corporate communications and investor relations from January 1997 to February 2000. From 1993 to 1996, Ms. Drennan was in charge of our North American sales and marketing group. Prior to her management tenure in our sales and marketing group, Ms. Drennan served as an associate engineer at our company deployed in Germany to work on Europe’s first GSM network.

      Terri L. Feely has served as our vice president, human resources since March 1999. From 1995 to 1999, Ms. Feely worked at PRC Realty Systems as director of human resources. From 1991 to 1995, Ms. Feely was the human resources manager for Learning Tree International, International Technical Training Company. From 1987 to 1991, Ms. Feely was director of employment with USLICO Corporation. Ms. Feely is a Certified Compensation Professional (CCP) from the American Compensation Association (ACA).

      Vincent F. Gwiazdowski has served as our general manager and vice president of our company’s Asia Pacific region since September 2001. He previously served as our vice president of operations, EMEA from September 1999 to September 2001. From September 1996 to September 1999, Mr. Gwiazdowski managed various projects for us and served as our vice president of program management from August 1998 to August 1999. Prior to joining our company, Mr. Gwiazdowski’s career has included operational experience in Brazil, Germany, France, Saudi Arabia and Egypt as well as the United States.

Executive Compensation

      The following table sets forth the total compensation paid or accrued for the last three fiscal years for our chief executive officer and each of the other four most highly compensated executive officers, which are collectively referred to in this proxy statement as the “named executives.”

Summary Compensation Table

							Long-Term
		Annual					Compensation Awards
		Compensation
							Securities
					All Other		Underlying
Name and Principal Position	Year	Salary($)(1)		Bonus($)(2)	Compensation(3)		Options/SARs(#)

C. Thomas Faulders, III, Chief Executive Officer and Chairman of the Board	2003	$405,233		—	$109,424	(4)	150,000
	2002	329,275		—	181,699	(5)	150,000
	2001	387,340		—	176,045	(6)	175,000
Carlo Baravalle, Senior Vice President, Europe, Middle East, Africa and Asia Pacific(7)	2003	405,370	(7)	—	71,440	(8)	25,000
	2002	280,016		92,397	56,967	(9)	20,000
	2001	176,655		47,653	27,493	(10)	100,000
Michael S. McNelly, Senior Vice President, The Americas	2003	255,523		—	4,999		14,500
	2002	245,786		20,000	5,806		48,000	(11)
	2001	253,123		42,450	5,233		18,000	(12)
Graham Perkins, Senior Vice President, Chief Financial Officer and Treasurer(13)	2003	209,205		—	3,842		75,000
Vincent F. Gwiazdowski, General Manager and Vice President, Asia Pacific	2003	197,750		—	56,056	(14)	10,000
	2002	194,292		7,500	45,591	(15)	22,450	(16)
	2001	187,500		23,125	7,499	(17)	9,375

(1)	During 2002, our chief executive officer voluntarily agreed to reduce his base salary by 20%, our senior vice presidents voluntarily agreed to reduce their respective base salaries by 15% and our vice presidents voluntarily agreed to reduce their respective base salaries by 10%. The amount of each such officer’s 2002 salary as set forth in this table may be more than or less than a 20%, 15% or 10% reduction, as the case may be, in such officer’s 2001 salary because of one or more factors, including the following: (i) the salary reductions occurred in April 2002 and were not retroactive to January 1, 2002; (ii) the officer may not have been employed by us for the entire 2001 or 2002 fiscal year; (iii) the officer may have received a promotion during the 2002 fiscal year; and (iv) the officer may have been paid in the currency of the foreign country in which he works and his salary in United States dollars as set forth in the table was affected by exchange rate fluctuations. The salary reductions for our chief executive officer and senior vice presidents ended on October 31, 2003.

(2)	Bonuses are reported in the year earned even if actually paid in the following year.

(3)	This column includes (i) 401(k) matching contributions paid on behalf of certain named executives as follows: Mr. Faulders — $5,672, $5,094 and $2,367 in 2003, 2002 and 2001, respectively; Mr. McNelly — $4,309, $4,773 and $4,129 in 2003, 2002 and 2001, respectively; Mr. Perkins — $3,152 in 2003; Mr. Gwiazdowski — $5,962, $5,603 and $3,575 in 2003, 2002 and 2001, respectively;

(ii) contributions made to the pension plan of our subsidiary, LCC, United Kingdom, Ltd., or LCC UK, on behalf of Mr. Baravalle of $32,378, $24,736 and $14,927 in 2003, 2002 and 2001, respectively; and (iii) premiums on term insurance on the life of each named executive as follows: Mr. Faulders — $690, $2,073 and $1,244 in 2003, 2002 and 2001, respectively; Mr. Baravalle — $1,119, $1,029 and $756 in 2003, 2002 and 2001, respectively; Mr. McNelly — $690, $811 and $1,104 in 2003, 2002 and 2001, respectively; Mr. Perkins — $690 in 2003; Mr. Gwiazdowski — $690, $398 and $270 in 2003, 2002 and 2001, respectively.

(4)	Also includes a $103,062 payment that provided Mr. Faulders with the amount necessary to pay the interest due during the fiscal year on his promissory note to our company after applicable state and federal taxes. The terms of the promissory note are discussed in “Employment Agreements and Change-in-Control Arrangements.”

(5)	Also includes a $174,309 payment that provided Mr. Faulders with the amount necessary to pay the interest due during the fiscal year on his promissory note to our company after applicable state and federal taxes.

(6)	Also includes (i) a $165,619 payment that provided Mr. Faulders with the amount necessary to pay the interest due during the fiscal year on his promissory note to our company after applicable state and federal taxes, and (ii) $6,815 for the payment of accumulated vacation time.

(7)	Mr. Baravalle’s compensation is set forth in U.S. dollars but is paid in Euros. Mr. Baravalle’s salary in Euros for 2003, 2002 and 2001 was €322,894, €267,893 and €200,979, respectively. The exchange rates used to determine the U.S. dollar equivalent of Mr. Baravalle’s compensation for 2003, 2002 and 2001 were 1.4167, 1.53092 and 1.63827, respectively.

(8)	Also includes $24,350 car allowance and $13,593 for health insurance.

(9)	Also includes $19,905 car allowance and $11,297 for health insurance.

(10)	Also includes $11,810 car allowance.

(11)	Includes options to acquire 31,500 shares of our class A common stock received on May 21, 2002, pursuant to our offer to exchange outstanding stock options held by eligible employees for one half of the number of shares of class A common stock subject to the options tendered in the exchange.

(12)	The named executive who received options to purchase these shares accepted our offer to exchange outstanding stock options for one half of the number of shares of class A common stock subject to the options tendered in the exchange. Pursuant to terms of our option exchange program, the options to purchase these shares were cancelled on November 28, 2001, and new options were granted to this named executive on May 21, 2002.

(13)	Mr. Perkins joined our company in January 2003.

(14)	Also includes $49,403 overseas cost-of-living allowance.

(15)	Also includes $38,757 overseas cost-of-living allowance.

(16)	Includes options to purchase 7,450 shares of class A common stock received on May 21, 2002, pursuant to our offer to exchange outstanding stock options held by eligible employees for one half of the number of shares of class A common stock subject to the options tendered in the exchange.

(17)	Also includes $3,654 for the payment of accumulated vacation time.

Option Grants

      The table below summarizes the individual grants of stock options made during the year ended December 31, 2003 to each of the named executives. All of these options were granted to purchase class A common stock. The percentage of total options granted to employees set forth below is based on an aggregate of 1,269,325 shares of class A common stock shares subject to options granted to our employees in fiscal 2003.

Option Grants in the Last Fiscal Year

					Potential Realizable
	Individual Grants				Value
					at Assumed Annual Rates
	Number of	% of Total			of Stock Price
	Shares	Options Granted			Appreciation
	Underlying	to Employees			for Option Term*
	Options	in Fiscal	Exercise or Base	Expiration
Name	Granted	Year	Price ($/Sh)	Date	5%	10%

C. Thomas Faulders, III	150,000	11.8%	$2.38	02/05/13	$224,515	$568,966
Carlo Baravalle	25,000	2.0	2.38	02/05/13	37,419	94,828
Michael S. McNelly	14,500	1.1	2.38	02/05/13	21,703	55,000
Graham Perkins	75,000	5.9	1.95	01/02/13	91,976	233,085
Vincent F. Gwiazdowski	10,000	0.8	2.38	02/05/13	14,968	37,931

*	The potential realizable value is calculated based on the term of the option at the time of grant. Assumed rates of stock price appreciation of 5% and 10% are prescribed by rules of the SEC and do not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the price appreciates at the indicated rate for the entire ten-year term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth information for the named executives regarding the exercise of options to purchase class A common stock exercised by them during the last fiscal year and the value of all unexercised options held at December 31, 2003:

			Number of
			Shares Underlying		Value of Unexercised
	Number of		Unexercised Options at		In-the-Money Options at
	Shares Acquired		December 31, 2003		December 31, 2003(1)
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

C. Thomas Faulders, III	—	—	816,666	308,334	104,500	548,000
Carlo Baravalle	—	—	46,666	98,334	21,598	117,702
Michael S. McNelly	—	—	109,000	28,500	113,220	86,050
Graham Perkins	—	—	—	75,000	—	223,500
Vincent F. Gwiazdowski	5,000	$14,600	31,900	23,125	24,432	62,200

(1)	Based on a per share closing price of $5.36 on December 31, 2003.

Employment Agreements

      C. Thomas Faulders, III. Effective June 24, 1999, we entered into a three-year employment agreement with Mr. Faulders. Although the agreement expired on June 24, 2002, Mr. Faulders continues to serve as our chairman and chief executive officer and we expect to enter into a new employment agreement with Mr. Faulders that has substantially the same terms as the expired agreement. The expired employment agreement provided for a minimum salary of $375,000 per year, reimbursement of certain expenses, annual bonuses based on individual and objective annual performance criteria adopted by our board of directors and participation in our benefit plans. Mr. Faulders’ employment agreement further provided that Mr. Faulders was eligible to receive annual grants of options to purchase 150,000 shares of our class A common stock at a per share exercise price equal to the fair market value of our class A common stock on the date of grant. The options granted to Mr. Faulders pursuant to his employment agreement vest in increments of one-third on each of the first, second and third anniversaries of the date of grant. Mr. Faulders’ employment agreement provided that his options were subject to acceleration upon: (i) our dissolution or liquidation; (ii) the sale of all or substantially all of our assets; (iii) certain mergers, consolidations or reorganizations where we were not the surviving entity; or (iv) certain mergers, acquisitions or other transactions resulting in any person or entity acquiring beneficial ownership of 51% or more of the combined voting power of all classes of our stock. His employment agreement further provided that for a period of 18 months after his employment with us, Mr. Faulders may not: (i) engage or otherwise become interested in any business or activity that directly or indirectly competes with any of our businesses or any of the businesses of our subsidiaries as conducted or contemplated during his period of employment; (ii) solicit or hire or induce the termination of any employee or other personnel providing services to us or any of our subsidiaries at the time, or within six months, of such solicitation, hiring or inducement; or (iii) take any action intended to cause any of our vendors, customers or business associates to terminate, sever, reduce or otherwise adversely alter their relationship with us. The agreement also provided that if we terminated Mr. Faulders’ employment for reasons other than “cause,” Mr. Faulders would continue to receive his salary and benefits for a period of 18 months. “Cause” was defined as termination by us because: (i) Mr. Faulders committed an act of deceit, dishonesty, fraud or theft; (ii) Mr. Faulders materially failed to perform his job responsibilities after having been provided notice and a reasonable opportunity to cure the problem; (iii) Mr. Faulders committed a material violation of our policy under circumstances where he knew or should have known of the policy; (iv) Mr. Faulders committed a material violation of the employment agreement or any other agreement he had with the us including any violation of his obligations of confidentiality and non-competition; and (v) Mr. Faulders engaged in immoral, unethical or illegal behavior, including violating his fiduciary obligations to us.

      We also entered into an unsecured, recourse loan agreement with Mr. Faulders on December 22, 1999, in the principal amount of $1,625,000. The proceeds of the loan were used for the purchase of 108,333 shares of our class A common stock for a per share price of $15.00. Interest on the loan is payable quarterly at an annual rate equal to 6.06%. We will pay Mr. Faulders a quarterly bonus equal to the amount necessary to pay the amount of the interest due on such date after applicable state and federal taxes, provided that Mr. Faulders is employed by us on the date the interest payment is due. The entire principal balance of the loan, together with any accrued interest, will be due and payable in full on December 22, 2004. To the extent that the forgiveness of the loan does not result in an excise tax under Section 4999 of the Internal Revenue Code, all amounts outstanding under the loan shall be forgiven if one of the following events occurs: (i) the sale of all or substantially all our assets; (ii) certain mergers, consolidations or reorganizations where we are not the surviving entity; or (iii) certain mergers, acquisitions or other transactions resulting in any person or entity acquiring beneficial ownership of 51% or more of the combined voting power of all classes of our stock.

      Carlo Baravalle. Effective May 14, 2001, Carlo Baravalle entered into a Contract of Employment with our subsidiary, LCC UK. Mr. Baravalle’s annual salary under the agreement is EUR 310,000 and is subject to discretionary increases and bonuses. Pursuant to the agreement, Mr. Baravalle received a signing bonus of EUR 28,000 upon his appointment as our senior vice president. The agreement provides that either party terminating Mr. Baravalle’s employment must provide six months prior written notice of such termination. However, we may terminate the agreement without providing six months prior written notice if Mr. Baravalle: (i) is guilty of gross misconduct; (ii) commits or causes LCC UK or our company to commit a serious breach of any law or regulation; (iii) fails to comply with any material provision of LCC UK’s Corporate Standards of Conduct; (iv) commits any act of dishonesty; (v) becomes bankrupt or makes an arrangement with his creditors; or (vi) becomes of unsound mind. If Mr. Baravalle’s employment is terminated for any other reason and LCC UK fails to provide six months prior written notice of such termination, Mr. Baravalle is entitled to receive his salary, a bonus payment calculated as if he had remained employed with us for an additional six months, and certain other benefits.

      For a period of 12 months after termination of his employment, Mr. Baravalle may not: (i) solicit or induce employees with whom he had significant contact with during his last 12 months of employment to leave LCC UK or a subsidiary or parent of LCC UK and join or provide services to a competing business; or (ii) solicit business from any person or company who was a client, supplier or business partner of LCC UK or a client of a subsidiary or parent of LCC UK and with whom Mr. Baravalle had dealings with during his last 12 months of employment to the extent that such solicitation is in competition with LCC UK. For a period of six months after termination of his employment, Mr. Baravalle may not be employed by or engaged in business with any person or company competing with the portion of LCC UK’s business that Mr. Baravalle was involved in or had significant knowledge of during the last 12 months of his employment.

      Michael S. McNelly. Effective March 1, 2000, we entered into a letter agreement with Michael S. McNelly. The agreement provides for at-will employment of Mr. McNelly on a full-time basis. Mr. McNelly’s annual salary under the agreement is $225,000 subject to increases and he is eligible to receive annual bonuses of up to 50% of his annual base salary, which bonuses will be made at our discretion. Mr. McNelly was also awarded options to purchase 45,000 shares of our class A common stock upon his appointment as senior vice president. We also entered into an Employee Agreement on Ideas, Inventions and Confidential Information with Mr. McNelly. This agreement provides, among other things, that for a period of one year after Mr. McNelly’s termination of employment, Mr. McNelly will not solicit any customer of our company or compete with our company. However, if Mr. McNelly voluntarily terminates his employment or our company terminates his employment without “cause,” the non-compete and non-solicitation restrictions will apply only so long as we continue to pay Mr. McNelly’s salary and benefits.

      Graham B. Perkins. Effective on or about January 3, 2003, we entered into a letter agreement with Graham B. Perkins. The agreement provides for at-will employment of Mr. Perkins on a full-time basis. Mr. Perkins’ annual salary under the agreement is $210,000 and is subject to increases and discretionary annual bonuses of up to 50% of his annual base salary. Pursuant to the agreement, Mr. Perkins was awarded options to purchase 75,000 shares of our class A common stock at $1.95 per share. The agreement also provides that in the event that we are acquired by another entity and his employment is terminated, Mr. Perkins is entitled to receive severance payments equal to his full base salary and medical and health benefits for a period of one year. Upon request, Mr. Perkins must assist with the transition after our change of control for three months in order to receive the severance payments.

      Vincent F. Gwiazdowski. Effective on or about March 1, 2002, we entered into a letter agreement with Vincent F. Gwiazdowski. The agreement provides that for a period of three years, which period may be extended or reduced as we determine, we will provide Mr. Gwiazdowski with the following allowances: airfare to and from the United States to procure housing in Australia, moving costs, monthly housing and car allowances and business class airfare for one round trip per year to the United States for Mr. Gwiazdowski and his spouse. In addition, we will provide Mr. Gwiazdowski with a cash allowance of up to $40,000, if necessary, to be repaid over a one-year period. The agreement also provides that if we terminate Mr. Gwiazdowski’s employment for reasons other than “cause,” Mr. Gwiazdowski shall continue to receive his base salary in effect at the time of such termination for a period of six months. “Cause” is defined as termination by our company because Mr. Gwiazdowski: (i) is convicted of a crime involving fraud, material dishonesty or theft against our company or a felony involving moral turpitude; (ii) willfully compromises trade secrets or other proprietary information of our company; (iii) willfully breaches in any material respect the terms of any non-solicitation, non-compete or confidentiality agreement with our company; (iv) willfully fails or refuses to perform material assigned duties consistent with his title and responsibilities; or (v) engages in gross willful misconduct that causes material harm to the business and operations of our company or our subsidiary, the continuation of which will continue to substantially and materially harm the business and operations of our company or our subsidiary in the future.

      We also have confidentiality, noncompetition and inventions agreements with most members of senior management, including the named executives. These agreements provide: (i) that the employee will not reveal any of our confidential information to any person, business entity or other organization without authorization from us; (ii) that the employee may not compete with us during the term of his or her employment and for a period of up to 18 months following termination of employment for cause, the employee’s resignation or voluntary termination of employment by the employee; and (iii) that all ideas, designs, works and inventions made by the employee in the course of his or her employment with us are our exclusive property.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate SEC filings, in whole or in part, the following Comparative Stock Performance Graph, Compensation Committee Report on Executive Compensation and Report of the Audit Committee shall not be incorporated by reference into any such filings.

Comparative Stock Performance

      The following chart sets forth a five-year comparison of the cumulative stockholder total return on our class A common stock. Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a particular period by the share price at the beginning of the measurement period. Our cumulative stockholder return based on an investment of $100 at December 31, 1998, when our class A common stock was traded on the Nasdaq National Market at the closing price of $3.75, is compared to the cumulative total return of the Nasdaq Market Index and an index comprised of publicly traded companies which are principally in the wireless network services business (the “Peer Group”) during that same period. In 2003, our Peer Group consisted of the following companies: Dycom Industries Inc., Lexent Inc., Management Network Group Inc., Mastec Inc., Tetra Technologies Inc. and Wireless Facilities Inc.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among LCC International, Inc.,
the NASDAQ Stock Market (U.S.) Index and a Peer Group

* $100 invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

	12/98	12/99	12/00	12/01	12/02	12/03

LCC International, Inc.	100.00	531.68	290.00	194.69	52.00	142.99
Nasdaq Stock Market (U.S.)	100.00	185.43	111.83	88.76	61.37	91.75
Peer Group	100.00	151.56	119.38	47.58	30.34	70.93

Compensation Committee Report on Executive Compensation

      The compensation committee of the board of directors has prepared the following report on our policies with respect to the compensation of executive officers for the fiscal year ended December 31, 2003. The compensation committee is charged with making decisions with respect to the compensation of our executive officers and administering our various incentive compensation, stock and benefit plans. During 2003, the compensation committee was comprised of Julie A. Dobson, Mark D. Ein and Susan Ness; Mr. Ein was chairperson of the compensation committee. Each member of this committee is independent within the meaning of the new NASD rules.

      Compensation arrangements during our 2003 fiscal year were determined in accordance with the Executive Compensation Policy set forth below and the implementation guidelines relating to the Executive Compensation Policy.

     Executive Compensation Policy

      Policy Purpose. To facilitate the recruitment, retention and motivation of the chief executive officer, the senior vice presidents, the vice presidents and such other persons the determination of whose compensation the board of directors shall determine (each of the foregoing, an “executive”) will be covered by this policy (the “Executive Compensation Policy”) in ways consistent with the enhancement of shareholder value, service quality and employee satisfaction.

      Compensation Element. Executive compensation includes four principal elements: (i) base salary; (ii) employee benefits; (iii) annual incentive compensation; and (iv) equity participation (the “Principal Elements”).

      Criteria for Determination of Executive Compensation. In determining each of the Principal Elements of each executive’s compensation, as well as the overall compensation package thereof, the following criteria shall be considered by the persons responsible for recommending or approving such compensation (each, a “Reviewer”): (i) the compensation awarded to executives with comparable titles and responsibilities to those of such executive by companies in the wireless telecommunications industry (or, to the extent information is not available, in comparable industries) whose revenues and earnings are comparable to those of LCC (the “Comparable Companies”), as reported by reliable independent sources; (ii) the results of operations of LCC during the past year, on an absolute basis and compared with LCC’s targeted results for such year as well as with the results of the Comparable Companies, as reported by reliable independent sources; (iii) the performance of such executive during the past year, on an absolute basis and as compared with the performance targets set by LCC for such executive for such year and the performance of the other executives of LCC during such year; and (iv) any other factor which the Reviewers determine to be relevant. The weight to be given to each of the foregoing criteria shall be determined by the Reviewers in the exercise of reasonable judgment in accordance with the purposes of this Executive Compensation Policy and may vary from time to time or from executive to executive.

     Implementation Guidelines

      The implementation guidelines with respect to the Executive Compensation Policy provide that, on an annual basis, the compensation committee will review the compensation paid to the chief executive officer of LCC and take into account each factor set forth in the Executive Compensation Policy set forth above. Following such review, the compensation committee will take such action regarding such compensation, consistent with the Executive Compensation Policy, as it deems appropriate. With regard to the compensation paid to each executive other than the chief executive officer, the chief executive officer is empowered to review, on an annual basis, the compensation paid to each executive during the past year and, taking into account each factor set forth in the Executive Compensation Policy, submit to the compensation committee his recommendations regarding the compensation to be paid to such persons during the next year and following a review of such recommendations, the compensation committee will take such action regarding such compensation, consistent with the Executive Compensation Policy, as it deems appropriate. Notwithstanding the foregoing, in accordance with new NASD rules, the chief executive officer of LCC may not be present during voting or deliberations on the chief executive officer’s compensation and may not vote on the compensation of other executives (but may be present during voting or deliberations on the compensation of such executives).

     Stock Options

      The compensation committee grants stock options to our executives in order to align the interests of those executives with the interests of the stockholders. Stock options are considered by the compensation committee to be an effective long-term incentive because the executives’ gains are linked to increases in the value of the common stock, which in turn results in stockholder gains. Pursuant to LCC’s employee stock option plan, during 2003 we granted stock options to purchase an aggregate of 1,269,325 shares of class A common stock to 399 employees, including options to purchase an aggregate of 274,500 shares of class A common stock to our five most highly compensated executive officers. The per share option exercise prices of options granted during 2003 ranged from $1.95 to $5.76, which equaled the closing price of our class A common stock on the business day immediately preceding the date on which the options were granted.

     Employee Stock Purchase Plan

      The board of directors has authorized an employee stock purchase plan. The plan, which commenced upon completion of our initial public offering, provides substantially all full time employees an opportunity to purchase shares of class A common stock through payroll deductions not to exceed $25,000 annually. Each month participant account balances are used to purchase stock at the lesser of 85% of the fair market value on the trading day before the participation period starts or the trading day preceding the day on which the participation period ends. A total of 440,513 shares were available for purchase under the employee stock purchase plan on December 31, 2003.

     Chief Executive Officer Compensation

      The Executive Compensation Policy described above is applied in setting Mr. Faulders’ compensation. Mr. Faulders generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of an annual base salary, a potential annual cash bonus and, potentially, long-term equity-linked compensation in the form of stock options. The compensation committee’s general approach in establishing Mr. Faulders’ compensation is to be competitive with peer companies, but to have a large percentage of his target based upon objective performance criteria and targets established in our strategic plan.

      Mr. Faulders’ compensation for the year ended December 31, 2003 included $405,233 in base salary. Mr. Faulders’ salary was based on, among other factors, LCC’s performance and the 2002 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies.

     Compensation Deductibility Policy

      Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of “qualified performance-based compensation.” In general, our policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to our executive officers.

      The compensation committee believes that compensation paid to our executive officers in 2003 was deductible for purposes of Section 162(m) of the Code.

Respectfully submitted,

COMPENSATION AND STOCK OPTION COMMITTEE

Julie A. Dobson
Mark D. Ein
Susan Ness

Equity Compensation Plan Information

      The table below provides information, as of December 31, 2003, concerning securities authorized for issuance under our equity compensation plans.

			Number of securities
	Number of		remaining available
	securities to be		for future issuance
	issued upon	Weighted-average	under equity
	exercise of	exercise price of	compensation plans
	outstanding	outstanding	(excluding securities
	options, warrants	options, warrants	reflected in
	and rights	and rights	column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders
Employee Stock Option Plan	4,142,057	$5.80	2,507,353
Directors Stock Option Plan (class A common stock)	158,400	$8.11	91,600
Directors Stock Option Plan (class B common stock)*	90,000	$10.56	—
Employee Stock Purchase Plan	—	—	440,513

Equity compensation plans not approved by security holders	—	—	—

	4,390,457	$5.98	3,039,466

*	Although the directors stock option plan authorizes the issuance of up to 250,000 shares of class B common stock, the final grant of such options occurred in May 2000 pursuant to the terms of the directors stock option plan. See “— Directors Stock Option Plan” below.

     Employee Stock Option Plan

      Our employee stock option plan provides for the grant of options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code to our employees or employees of any of our subsidiaries, as well as the grant of non-qualifying options to employees and any other individuals whose participation in our employee stock option plan is determined to be in our best interest. Our employee stock option plan authorizes the issuance of up to 8,825,000 shares of class A common stock pursuant to options granted under our employee stock option plan. The option exercise price for incentive stock options granted under our employee stock option plan may not be less than 100% of the fair market value of our class A common stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding class A common stock). The option exercise price for non-incentive stock options granted under our employee stock option plan may not be less than the par value of our class A common stock on the date of grant of the option. The maximum option term is ten years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding class A common stock). Options may be exercised at any time after grant, except as otherwise provided in the particular option agreement. There is also a $100,000 limit on the value of class A common stock (determined at the time of grant) covered by incentive stock options that first become exercisable by an optionee in any year. Unless otherwise provided in the option agreement, options vest in full immediately prior to a change in control. For information about our proposed amended and restated equity incentive plan, see “Approval and Adoption of Amended and Restated Equity Incentive Plan.”

     Directors Stock Option Plan

      Our directors stock option plan provides for the grant of options that are not intended to qualify as “incentive stock options” under Section 422 of the Code to our directors who are not our officers or employees or officers or employees of any of our subsidiaries. The directors stock option plan authorizes the issuance of up to 250,000 shares of class A common stock pursuant to options granted under our directors stock option plan (subject to anti-dilution adjustments in the event of a stock split, recapitalization or similar transaction). The option exercise price for options granted under our directors stock option plan will be 100% of the fair market value of the shares of class A common stock on the date of grant of the option. Our directors are entitled to receive options to purchase shares of class A common stock in an amount determined at the discretion of our board of directors. Our directors stock option plan also provides for annual grants of options to purchase up to 250,000 shares of class B common stock to directors who are eligible to hold such shares. However, pursuant to the terms of the directors stock option plan, the final annual grant of such options occurred in 2000. Options granted to directors eligible to hold class B common stock expire no later than the fifth anniversary of the date of grant, and options granted to directors who are not eligible to hold class B common stock expire no later than the tenth anniversary of the date of grant.

      Payment for shares purchased under our directors stock option plan may be made either in cash or by exchanging shares of class A common stock or class B common stock with a fair market value equal to the option exercise price and cash or certified check for any difference. Options may be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the optionee, provided that the broker tenders to us cash or cash equivalents equal to the option exercise price plus the amount of any taxes that we may be required to withhold in connection with the exercise of the option.

      Options granted under our directors stock option plan are not transferable (other than by will or the laws of descent and distribution) and may be exercised only by the optionee during his or her lifetime. If any optionee’s service as a director with us terminates by reason of death or permanent and total disability, the optionee’s options, whether or not then exercisable, may be exercised within 180 days after such death or disability (but not later than the date the option would otherwise expire). If the optionee’s service as a director terminates for any reason other than death or disability, options held by such optionee will terminate 60 days after such termination (but not later than the date the option would otherwise expire).

      Our board of directors may amend our directors stock option plan with respect to shares of class A common stock as to which options have not been granted but no more than once in a six month period other than to comport with changes in applicable United States federal laws. However, our stockholders must approve any amendment that would: (i) change the requirements as to eligibility to receive options; (ii) materially increase the benefits accruing to participants under our directors stock option plan; or (iii) materially increase the number of shares of class A common stock that may be sold pursuant to options granted under our directors stock option plan (except for adjustments upon changes in capitalization). In addition, amendments will be submitted for stockholder approval to the extent required by the stock market on which our class A common stock is listed or other applicable laws.

     Employee Stock Purchase Plan

      Our board of directors has authorized an employee stock purchase plan. The plan, which commenced upon completion of our initial public offering, provides substantially all full time employees an opportunity to purchase shares of class A common stock through payroll deductions not to exceed $25,000 annually. Each month participant account balances are used to purchase stock at the lesser of 85% of the fair market value on the trading day before the participation period starts or the trading day preceding the day on which the participation period ends. A total of 437,726 shares were available for purchase under our employee stock purchase plan on March 1, 2004.

Compensation Committee Interlocks and Insider Participation

      No member of our compensation committee was at any time during the past fiscal year an officer or employee of either LCC or any of our subsidiaries. During the past year, none of our executive officers served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (ii) a director of another entity, one of whose executive officers served on our compensation committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as our director.

Certain Relationships and Related Transactions

      The following is a summary of certain relationships and related transactions among us and our associated entities, and among our directors, executive officers and stockholders and our associated entities.

     Carlyle Option Designee Stock Options

      We have reserved 85,000 shares of our class A common stock (subject to anti-dilution adjustments in the event of a stock split, recapitalization or similar transaction) for issuance pursuant to options granted to a designee of The Carlyle Group. TC Group L.L.C., or TC Group, as designee of The Carlyle Group, was granted an initial option to purchase 25,000 shares of our class A common stock in connection with our initial public offering in 1996 at an exercise price of $16.00 per share. TC Group was granted further options to purchase additional shares of our class A common stock as follows: (i) options to purchase 15,000 shares of our class A common stock at an exercise price of $20.13 were granted on September 24, 1997; (ii) options to purchase 15,000 shares of our class A common stock at an exercise price of $8.68 per share were granted on September 24, 1998; (iii) options to purchase 15,000 shares of our class A common stock at $7.94 per share were granted on September 24, 1999; and (iv) options to purchase 15,000 shares of our class A common stock at $17.25 per share were granted on September 25, 2000. Options granted to TC Group vested immediately, and were issued with exercise prices equal to the fair market value of our class A common stock on the date of grant. The options expire no later than the fifth anniversary of the date of grant. Accordingly, the initial 25,000 options granted in connection with our initial public offering, the 15,000 options granted on September 24, 1997 and the 15,000 options granted on September 24, 1998 have expired. We granted these options to TC Group in consideration for the assistance that was provided to us by certain employees of The Carlyle Group, which assistance included negotiating the terms of the underwriting agreement, preparing the registration statement and other matters related to the offering.

     Provision of Services and Products to Telcom Ventures and Parties Related Thereto

      Prior to our initial public offering, both our employees and the employees of Telcom Ventures were eligible to participate in our life, medical, dental and 401(k) plans. In connection with our initial public offering in 1996, we agreed pursuant to an Overhead and Administrative Services Agreement to allow the employees of Telcom Ventures to continue to participate in our employee benefit plans in exchange for full reimbursement of our cash costs and expenses. Telcom Ventures also agreed to pay us a monthly administrative fee of $75 for each employee of Telcom Ventures participating in the plans. We subsequently reduced this monthly fee to $25 and later eliminated the fee entirely in December 2001 as the number of employees at Telcom Ventures decreased. Telcom Ventures had ten employees in 1996 and currently has three employees. We entered into this agreement as an accommodation to Telcom Ventures, and the burden on us was and continues to be nominal. We believe that the benefit to Telcom Ventures under this agreement is its ability to provide its employees with benefits under our group benefit plans at group benefit rates. We billed Telcom Ventures $141,000 during 2002 and $71,000 during 2003 for payments made by us pursuant to this agreement. We received reimbursements from Telcom Ventures of $324,000 during 2002 (which included payments for prior periods) and $65,000 during the 2003. Approximately half of the amounts billed and received by us for these periods related to 401(k) contributions. At December 31, 2002 and December 31, 2003, outstanding amounts associated with payments made by us under this agreement were $9,000 and $6,000, respectively.

      We also had an understanding with Telcom Ventures pursuant to which from July 1, 2000 to December 31, 2000 we retained five employees who had worked in the business development group of our tower subsidiary, Microcell Management, Inc., before the assets of that subsidiary were sold in March 2000. During the six-month period, these employees pursued international telecommunications tower business opportunities on Telcom Ventures’ behalf. In return, we would be Telcom Ventures’ exclusive provider of project management, radio frequency engineering and deployment services for any tower-related projects secured by these employees during this six-month period. In addition, Telcom Ventures reimbursed us for all costs incurred in employing these persons (including payroll and benefit costs). This arrangement has been terminated. We received reimbursements from Telcom Ventures of $140,000 during 2002 for outstanding amounts associated with this arrangement. At December 31, 2002, outstanding amounts associated with payments made by us under this arrangement were $100,000 in expense reimbursements and other payments for 2001 that were questioned by Telcom Ventures. This matter was fully resolved in April 2003 with Telcom Ventures payment of the full $100,000 in question. At December 31, 2003, no amounts were outstanding under this arrangement.

      As of April 15, 2004, Telcom Ventures and RF Investors collectively owned approximately 70% of the combined voting power of our class A and class B common stock. Dr. Singh, Neera Singh and members of their family and certain family trusts beneficially owned 100% of the equity interests of Telcom Ventures with respect to Telcom Ventures’ investment in RF Investors.

     Sublease with Telcom Ventures

      We sublease approximately 3,800 square feet of office space in McLean, Virginia, to Telcom Ventures. Pursuant to the terms of the sublease agreement, Telcom Ventures pays us $3,800 per month to sublease the space. Telcom Ventures currently subleases this office space on a month-to-month basis.

     Certain Relationships with the Carlyle Investors, RF Investors, Telcom Ventures and Cherrywood

      Concurrently with our initial public offering in 1996, we entered into an Intercompany Agreement with Telcom Ventures, RF Investors, Cherrywood, Dr. Rajendra Singh, Neera Singh, certain Singh family trusts (the five immediately foregoing persons and entities being collectively referred to as the “Singh Family Group”) and the “Carlyle Investors.” The Carlyle Investors consist of five entities (four of which have the same general partner) formed by The Carlyle Group, a Washington, D.C.-based investment group, and TC Group (an affiliate of the other Carlyle Investors). We refer to all of the foregoing persons and entities, together with their respective successors or members of their immediate family, as the “Telcom Ventures Group.” Under the Intercompany Agreement, Telcom Ventures, RF Investors, Cherrywood and the Singh Family Group have agreed that, until the earlier of (i) the date on which any member of the Telcom Ventures Group no longer possesses voting control of us or (ii) the occurrence of certain termination events specified in the 1993 Formation Agreement among the members of the Telcom Ventures Group (which we refer to in this proxy statement as the “Formation Agreement”), none of them will, directly or indirectly, participate or engage, other than through us, in any of our traditional business activities, defined as (a) the provision of cellular radio frequency engineering and network design services to the wireless telecommunications industry, (b) the provision of program management services or deployment or construction related consulting services to the wireless telecommunications industry and (c) the manufacture, sale, license, distribution or servicing of any radio network planning software tools or drive test field measurement and analysis equipment which are used by us in connection with our services described in the foregoing clauses (a) or (b). The foregoing prohibition does not apply to services provided to third parties in which any member of the Telcom Ventures Group holds or is considering the acquisition of an investment where the provision of services is incidental to such member’s investment or to the ownership by any member of the Telcom Ventures Group of up to 5% of the outstanding securities of any entity as long as no member of the Telcom Ventures Group participates in the management of such entity. Under the Intercompany Agreement, each of the Carlyle Investors (but not its affiliates) has also agreed not to invest in any entity whose primary business is to compete with us in our traditional business activities (excluding the program management and towers businesses) until the earlier of (i) the date on which such Carlyle Investor no longer owns, directly or indirectly, an interest in us or (ii) the occurrence of certain termination events specified in the Formation Agreement. The Carlyle Investors currently own options to purchase 30,000 shares of our class A common stock.

      In consideration of the foregoing agreements of the Telcom Ventures Group, we have agreed that, if any opportunity to invest in or acquire a third party the value of which could reasonably be deemed to exceed $1 million (which we refer to in this proxy statement as an “Investment Opportunity”), is presented to us and we wish to refer such Investment Opportunity to a third party, we must give written notice to Telcom Ventures of such Investment Opportunity. Telcom Ventures has five business days following its receipt of the notice to inform us of its desire to pursue the Investment Opportunity. If Telcom Ventures does not wish to pursue the

Investment Opportunity, or fails to provide timely notice to us of its interest, we may refer the Investment Opportunity to any third party.

      In addition, in connection with our initial public offering, we agreed to indemnify Telcom Ventures, RF Investors, Cherrywood, the Carlyle Investors and TC Group against any liability for obligations and liabilities associated with the operations of our predecessor, LCC, L.L.C. (which we refer to in this proxy statement as the “Limited Liability Company”).

     Recent Class A Common Stock Offering; Registration Rights Agreement

      On November 28, 2003, we completed a public offering of 8,050,000 shares of our class A common stock, of which 5,000,000 shares were sold by certain of our stockholders, at $4.10 per share. The 5,000,000 shares sold by stockholders consisted of 1,420,550 shares from MCI (which represented 50 percent of their holdings), 1,057,566 shares from Carlyle Investors (which represented 50 percent of their holdings), and 2,521,884 shares from Telcom Ventures and RF Investors (which represented 35 percent of their holdings). RF Investors and MCI offered for sale their shares of class A common stock pursuant the registration rights agreement that we entered into with RF Investors and MCI prior to our initial public offering. The registration rights agreement grants RF Investors and MCI specified rights with respect to the registration of their shares of our class A common stock under the Securities Act of 1933. Susan Mayer, a member of our board of directors until June 2003, was the senior vice president and treasurer of WorldCom, Inc., and the president of WorldCom Ventures, a subsidiary of WorldCom, Inc., until June 2003. WorldCom, Inc., MCI Communications Corporation, or MCIC, and MCI have the power to vote and the power to direct the disposition of 1,420,549 shares of our class A common stock, or approximately 2.2% of the combined voting power of our class A and class B common stock. WorldCom, Inc., MCIC and MCI do not have a contractual right to designate director nominees for election by our stockholders, and Ms. Mayer did not serve on our board of directors as a designee of WorldCom, Inc., MCIC or MCI.

     Affiliation to Carlyle Investors and TC Group

      Our business commenced in 1983 in a corporation named LCC, Incorporated (presently named Cherrywood Holdings, Inc.), a Kansas corporation organized in 1983 and wholly owned by Dr. Rajendra and Neera Singh and other members of the Singh Family Group. The business was transferred by LCC, Incorporated to Telcom Ventures for a 75% interest in Telcom Ventures in January 1994, at which time the Carlyle Investors acquired a 25% interest in Telcom Ventures in consideration of a cash contribution. Telcom Ventures then formed the Limited Liability Company, our predecessor, and transferred the business to the Limited Liability Company in exchange for a 99% interest in the Limited Liability Company. LCC, Incorporated and TC Group, an affiliate of the Carlyle Investors, received direct interests of 0.75% and 0.25%, respectively, in the Limited Liability Company. The Carlyle Investors no longer have any interest in our class A or class B common stock arising through Telcom Ventures, and TC Group no longer owns any interest in our class A common stock other than the options to purchase shares of our class A common stock discussed above under the heading “—Carlyle Option Designee Stock Options.” However, the Carlyle Investors continue to hold an interest in Telcom Ventures with respect to certain investments unrelated to our company.

     Certain Relationships between Mark Ein, Dr. Rajendra Singh and Neera Singh

      Vernon Investors II, LLC, a company owned by Dr. Rajendra Singh, Neera Singh and certain Singh family trusts, invested $1,666,666 in Venturehouse Group, LLC in 1998. Dr. Singh also joined the board of directors of Venturehouse Group at the time of such investment. Mark Ein is the founder of Venturehouse Group and has been its chief executive officer since 1999. In June 2001, Venturehouse Group redeemed Vernon Investors’ entire investment in Venturehouse Group in exchange for a promissory note in the principal amount of $317,000. The promissory note is due in full on June 13, 2011, and interest on the note is due and payable annually on June 12th. Dr. Singh no longer serves on the board of directors of Venturehouse Group.

     Payment of Interest on Loan to C. Thomas Faulders, III

      The loan agreement that we entered into with Mr. Faulders provides that we will pay Mr. Faulders a quarterly bonus equal to the amount of interest owed by Mr. Faulders under the loan on such date after applicable state and federal taxes. The amount we paid Mr. Faulders pursuant to this provision of the loan agreement in 2003, 2002 and 2001 was $103,062, $174,309 and $165,619, respectively. For a discussion of the loan agreement between Mr. Faulders and our company, see “Executive Compensation — Employment Agreements and Change-in-Control Arrangements.”

     Policy on Related Party Transactions

      Our audit committee charter requires that our audit committee review and approve transactions in which officers, directors or other related parties have an interest or which involve parties whose relationship with our company may enable them to negotiate terms more favorable than those available to other, more independent parties. The audit committee charter containing this conflict of interest policy was adopted by our board of directors in March 2003 in response to corporate governance rules proposed and subsequently adopted by the NASD and the SEC. The related party transactions discussed above were not reviewed by the audit committee because all of these transactions were entered into before this conflict of interest policy was adopted.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The table below sets forth certain information regarding beneficial ownership of our common stock as of April 15, 2004 by (i) each director (and director nominee), (ii) each named executive, (iii) all persons known to us to be beneficial owners of more than 5% of our outstanding class A or class B common stock, and (iv) all directors and executive officers as a group. This information is based upon the most recent filing made by such persons with the SEC or information provided to us by such persons. The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of our class A and class B common stock deemed outstanding includes shares the respective person or group has the right to acquire beneficial ownership of within 60 days after April 15, 2004, including but not limited to any right to acquire such shares through the exercise of an option. For purposes of calculating each person’s or group’s percentage ownership, any shares not outstanding which are subject to such option shall be deemed to be outstanding for the purpose of computing the percentage of outstanding class A and class B common stock owned by such person or group, but shall not be deemed to be outstanding for the purpose of computing the percentage of class A and class B common stock owned by any other person or group. The number of shares of our class A common stock set forth in the table as beneficially owned by each stockholder does not include shares of class A common stock that such stockholder has the right to acquire through the conversion of shares of class B common stock.

			Percentage of
			Shares Beneficially
	Shares Beneficially Owned		Owned		Percentage of
					Total Voting
Beneficial Owner(1)	Class A	Class B	Class A	Class B	Power(2)

Artemis Investment Management LLC(3)	1,443,100	—	7.3%	—	2.2%
MCI WORLDCOM Network Services, Inc.(4)	1,420,549	—	7.2%	—	2.2%
William Blair & Company, L.L.C.(5)	1,247,100	—	6.3%	—	1.9%
Frontier Capital Management LLC(6)	1,235,800	—	6.2%	—	1.9%
C. Thomas Faulders, III(7)	1,134,209	—	5.5%	—	1.7%
Julie A. Dobson	2,000	—	—	—	—
Mark D. Ein(8)	104,333	—	*	—	*
Steven J. Gilbert(9)	49,999	—	*	—	*
Susan Ness(9)	16,265	—	*	—	*
Dr. Rajendra Singh(10)	86,666	4,627,577	*	100%	70.1%
Neera Singh(10)	86,666	4,627,577	*	100%	70.1%
Carlo Baravalle(9)	81,666	—	*	—	*
Michael S. McNelly(9)	122,333	—	*	—	*
Graham B. Perkins(9)	25,000	—	—	—	—
Vincent F. Gwiazdowski(9)	43,358	—	*	—	*
All Executive Officers and Directors as a Group (13 persons)(11)	1,821,603	4,627,577	8.5%	100%	71.0%

*	Less than 1% of the outstanding shares of class A and class B common stock.

(1)	Unless otherwise noted and subject to applicable community property laws, to our knowledge, each person has sole voting and investment power over the shares shown as beneficially owned by such person, except to the extent authority is shared by spouses under applicable law. In addition, unless otherwise noted, the address of each of the beneficial owners identified is c/o LCC International, Inc., 7925 Jones Branch Drive, McLean, Virginia 22102.

(2)	This column sets forth the percentage of the total combined voting power of our class A common stock and class B common stock beneficially owned by the indicated parties.

(3)	The address of Artemis Investment Management LLC is 437 Madison Avenue, New York, New York 10022.

(4)	According to the Amendment No. 4 to the Schedule 13D filed on December 19, 2003, WorldCom, Inc., MCIC and MCI have the power to vote and the power to direct the disposition of such shares. MCIC is a direct, wholly owned subsidiary of WorldCom, Inc., and MCI is a direct, wholly owned subsidiary of MCIC and an indirect, wholly owned subsidiary of WorldCom, Inc.. The address of MCI is 22001 Loudoun County Parkway, Ashburn, Virginia 20147.

(5)	The address of William Blair & Company, L.L.C. is 222 W. Adams St., Chicago, Illinois 60606.

(6)	The address of Frontier Capital Management LLC is 99 Summer Street, Boston, Massachusetts 02110.

(7)	Includes 975,000 shares of class A common stock which may be acquired within 60 days of April 15, 2004 pursuant to stock options granted under our employee stock option plan.

(8)	Includes 80,000 and 23,333 shares of class A common stock which may be acquired within 60 days of April 15, 2004 pursuant to options granted under our directors stock option plan and our employee stock option plan, respectively.

(9)	Consists entirely of shares of class A common stock which may be acquired within 60 days of April 15, 2004 pursuant to stock options granted under our directors stock option plan or employee stock option plan.

(10)	Includes: (i) 90,000 shares of class B common stock which may be acquired within 60 days of April 15, 2004 pursuant to options granted to Dr. Rajendra Singh and Neera Singh under our directors stock option plan; (ii) 46,666 shares of class A common stock which may be acquired within 60 days of April 15, 2004 pursuant to options granted to Dr. Singh and Ms. Singh under our employee stock option plan; (iii) 40,000 shares of class A common stock held by Dr. Singh and Ms. Singh; and (iv) 4,537,577 shares of class B common stock held by RF Investors. Dr. Singh and Ms. Singh and certain Singh Child Family Trusts own all of the outstanding capital stock of Cherrywood. Cherrywood, in turn, owns 100% of the equity interests of Telcom Ventures with respect to Telcom Ventures’ investment in RF Investors. Telcom Ventures owns 99.248% of the equity interests of RF Investors. The remaining 0.752% of the equity interests of RF Investors are owned by Cherrywood. Dr. Singh and Ms. Singh together have the power to vote or dispose of the shares of class B common stock held by RF Investors. The shares of class A common stock and class B common stock beneficially owned by both Dr. Singh and Ms. Singh have been aggregated in calculating the number of shares beneficially owned by each. Each share of class B common stock may be converted into one share of class A common stock at any time upon the holder’s election. The address of Dr. Singh and Neera Singh is c/o Telcom Ventures, L.L.C., 7925 Jones Branch Drive, McLean, Virginia 22102.

(11)	Includes: (i) 81,249 shares of class A common stock which may be acquired by Peter A. Deliso, vice president, corporate development, general counsel and secretary within 60 days of April 15, 2004 pursuant to options granted under our employee stock option plan; (ii) 38,832 shares of class A common stock which may be acquired by Terri L. Feely, vice president, human resources within 60 days of April 15, 2004 pursuant to options granted under our employee stock option plan; and (iii) 35,693 shares which may be acquired by Tricia L. Drennan, vice president, corporation communications and investors relations, and assistant secretary within 60 days of April 15, 2004 pursuant to options granted under our employee stock option plan.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that our officers, directors and persons who own more than 10% of our class A common stock file with the SEC reports about their ownership of our class A common stock. The reporting persons are required by rules of the SEC to furnish us with copies of all Section 16(a) reports they file. Except as noted below, based solely on our review of the copies of such reports furnished to us by our directors and officers during and with respect to the year 2003 or upon written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our directors, officers and greater than 10% beneficial owners were satisfied. RF Investors, Cherrywood, Telcom Ventures, Dr. Singh and Ms. Singh inadvertently missed the November 30, 2003 deadline for filing Forms 4 for a transaction that occurred on November 28,

2003, by reporting the transaction on Forms 4 filed on December 8, 2003. Ms. Ness and Mr. Faulders missed by one day, and Mr. Gilbert missed by three days, the February 17, 2004 deadline for filing Forms 5 because of technical difficulties in connection with the electronic filing of such forms.

Report of the Audit Committee of the Board of Directors

      The audit committee is currently comprised of Julie A. Dobson, Steven J. Gilbert and Susan Ness; Ms. Dobson is chairperson of the committee. The audit committee’s responsibilities, as set forth in the committee’s written charter, include examining and considering matters relating to the financial affairs of LCC, such as reviewing LCC’s annual financial statements, the scope of the independent annual audit and internal audits and the independent auditors’ letter to management concerning the effectiveness of LCC’s internal financial and accounting controls.

      The audit committee has implemented a number of corporate governance measures in response to rules recently adopted by the SEC and NASD and the audit committee recommended that the board of directors approve an amendment to the audit committee’s charter to require the audit committee to approve transactions in which officers, directors or other related parties have an interest or which involve parties whose relationship with LCC may enable them to negotiate terms more favorable than those available to other, more independent parties. The board of directors has approved such amendment. In addition, the board of directors has determined that each of the current members of the audit committee meets the independence and experience requirements adopted by the SEC and NASD, and Steven Gilbert and Julie A. Dobson are both “audit committee financial experts” within the meaning of the SEC rules.

      The audit committee has reviewed and discussed LCC’s audited financial statements for the year ended December 31, 2003 with management and with LCC’s independent auditors, KPMG LLP. The audit committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The audit committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP their independence.

      Based on the audit committee’s review of LCC’s audited financial statements and the review and discussions described in the foregoing paragraph, the audit committee recommended to the board of directors that the audited financial statements for the year ended December 31, 2003 be included in LCC’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE

Julie A. Dobson
Steven J. Gilbert
Susan Ness

Principal Accounting Fees and Services

      The following table sets forth the fees paid by us for professional services rendered by KPMG LLP for the fiscal years ended December 31, 2003 and December 31, 2002.

Fee Category	Fiscal 2003 Fees	Fiscal 2002 Fees

Audit Fees	$443,000	$390,000
Audit-Related Fees	141,000	130,000
Tax Fees	308,000	472,000
All Other Fees	—	—

Total Fees	$892,000	$992,000

      Audit Fees. The aggregate fees for professional services rendered by KPMG LLP for the audit of LCC’s annual financial statements, the reviews of the financial statements included in LCC’s Forms 10-Q and statutory audits for LCC’s foreign subsidaries for fiscal years 2003 and 2002 were approximately $443,000 and $390,000, respectively.

      Audit-related fees. The aggregate fees for assurance and related services rendered by KPMG LLP that were reasonably related to their audit of LCC’s consolidated financial statements and reviews of the condensed consolidated financial statements included in LCC’s Form 10-Q for fiscal years 2003 and 2002 were approximately $141,000 and $130,000, respectively. These services related to the audit of our defined benefit plan, due diligence assistance related to acquisitions, and registration statements filed with the SEC.

      Tax fees. The aggregate fees for tax compliance, tax advice and tax planning services rendered by KPMG LLP for fiscal years 2003 and 2002 were approximately $308,000 and $472,000, respectively. These services related primarily to foreign tax compliance.

      All other fees. No other services were rendered by KPMG LLP for fiscal years 2003 and 2002.

Pre-Approval of Services Provided by Independent Auditors

      The audit committee has adopted a policy for the pre-approval of services provided by our independent auditors. Pursuant to this pre-approval policy, each engagement for services to be provided by our independent auditors must be approved by the audit committee before commencement of such engagement. The policy sets forth the procedures and conditions pursuant to which audit, review and attest services and non-audit services to be provided to us by our independent auditors may be pre-approved. In accordance with the terms of the policy, the audit committee has delegated pre-approval authority for certain non-audit services to the chairperson of the audit committee, which currently is Ms. Dobson. Ms. Dobson may pre-approve permitted non-audit services, without consultation with the full audit committee, where the anticipated fees payable by us for such services are $50,000 or less and provided she reports such approved services to the audit committee at its next scheduled meeting. All audit and non-audit services provided by KMPG LLP to us for the fiscal years ended December 31, 2003 and December 31, 2002 were pre-approved by the audit committee.

APPROVAL AND ADOPTION OF AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Proposal 2)

      You are being asked to consider and vote upon a proposal to approve our amended and restated equity incentive plan (formerly known as the amended and restated 1996 employee stock option plan, and collectively referred to herein as the “equity incentive plan” or the “plan”). The principal reason for the amendment and restatement is that the board of directors determined that we would benefit from increased flexibility in structuring our equity-based compensation. Prior to its amendment and restatement, the equity incentive plan permitted the grant of only one type of award – stock options. The amended and restated equity incentive plan permits us more flexibility in structuring equity-based compensation, providing for the ability to grant restricted stock, stock units, stock appreciation rights and dividend equivalent rights. The amended and restated equity incentive plan also permits us to grant bonuses intended to qualify under Section 162(m) of the Internal Revenue Code. The board believes that the increased flexibility afforded by the amended and restated equity incentive plan is critical in light of changes in employee compensation practices as well as the expected changes in accounting rules that govern equity compensation. The board of directors did not increase the number of shares of class A common stock reserved for issuance under the equity incentive plan in connection with the plan’s amendment and restatement as the board believes that the current number of shares remaining available for issuance under the plan is adequate for our present needs.

      Stockholder approval of the amendment and restatement of the equity incentive plan is being requested so that the awards granted under the plan may qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code and because such approval is required by The Nasdaq Stock Market.

Background

      On April 15, 2004, the number of shares of class A common stock remaining available for issuance under the equity incentive plan was 3,553,598. On April 15, 2004, the closing price of our class A common stock was $5.87 per share. There are currently 578 participants in the equity incentive plan. On April 15, 2004, there were approximately eight executive officers, 786 employees and six non-employee directors of our company and our subsidiaries who were eligible to participate in the equity incentive plan. The board of directors originally approved the equity incentive plan (then known as the 1996 Employee Stock Option Plan) on July 23, 1996, and the plan has been amended from time to time. The amended and restated equity incentive plan was approved by the board of directors on March 10, 2004, subject to the approval of our stockholders at this meeting. The principal amendment to the equity incentive plan which is the subject of this proposal is the addition of new types of awards consisting of cash bonuses, unrestricted shares of class A common stock, stock appreciation rights, restricted stock, stock units and dividend equivalent rights.

      Other substantive changes to the equity incentive plan include:

•	the addition of stockholder-approved performance goals (described below);

•	an extension of the term of the equity incentive plan from July 23, 2006 (ten years after the date of the plan’s adoption) to March 10, 2014 (ten years after the date of the plan’s amendment and restatement);

•	a limit on the maximum number of shares of class A common stock that can be awarded to an individual pursuant to an option of 500,000 shares per individual per calendar year and the application of this limit to stock appreciation rights; and

•	the addition of a limit on the maximum number of shares of class A common stock that can be awarded to an individual in a calendar year other than pursuant to stock options or stock appreciation rights of 500,000 shares per individual per calendar year.

      The granting of future awards under the amended and restated equity incentive plan is within the discretion of our compensation committee. It is not possible at this time to determine the nature or amount of any such awards that may be subject to future grants to our executive officers, other employees, directors or other participants in the amended and restated equity incentive plan. For information regarding awards previously made under the equity incentive plan, see “—Equity Compensation Plan Information” above.

      Effect of Stockholder Vote. The amended and restated equity incentive plan provides that if our stockholders fail to approve the amended and restated equity incentive plan within one year after March 10, 2004, the terms of the equity incentive plan will be those terms that were in effect before the amendment and restatement.

      The affirmative vote of a majority of the shares of class A common stock voted at the annual meeting is required to approve the amended and restated equity incentive plan. Unless otherwise indicated, properly executed proxies will be voted in favor of this proposal to approve the amended and restated equity incentive plan.

      The board of directors recommends that stockholders vote “FOR” the approval of the amended and restated equity incentive plan.

Description of the Amended and Restated Plan

      A description of the provisions of the amended and restated equity incentive plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the amended and restated equity incentive plan, a copy of which is attached as Appendix B to this proxy statement.

      Administration. The amended and restated equity incentive plan is administered by our compensation committee of the board of directors. Subject to the terms of the plan, our compensation committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan.

      Common Stock Reserved for Issuance under the Plan. The class A common stock issued or to be issued under the amended and restated equity incentive plan consists of authorized but unissued shares or shares that have been reacquired by our company. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any class A common stock, then the number of shares of class A common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the amended and restated equity incentive plan. The amended and restated equity incentive plan provides that 8,825,000 shares of class A common stock are reserved for issuance under the plan. The total number of shares of class A common stock reserved for issuance under the equity incentive plan is not being increased in connection with the plan’s amendment and restatement.

      Eligibility. Awards may be made under the amended and restated equity incentive plan to employees of or consultants to our company or any of our affiliates, including any such employee who is our officer or director or an officer or director of one of our affiliates, to our outside directors and to any other individual whose participation in the plan is determined to be in our best interests by the board of directors.

      Amendment or Termination of the Plan. The board of directors may terminate or amend the plan at any time and for any reason. However, amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code, the stock market on which the class A common stock is listed or other applicable laws.

      Options. The amended and restated equity incentive plan permits the granting of options to purchase shares of class A common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options. The exercise price of each stock option is determined by the compensation committee.

      The term of each stock option is fixed by the compensation committee and may not exceed 10 years from the date of grant. The compensation committee determines at what time or times each option may be exercised and, subject to the terms of the plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the compensation committee.

      In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of class A common stock or by means of a broker-assisted cashless exercise.

      Stock options granted under the amended and restated equity incentive plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

      Other Awards. The compensation committee may also award:

•	restricted stock, which is shares of class A common stock subject to restrictions;

•	unrestricted stock, which is shares of class A common stock not subject to restrictions and is generally awarded as a bonus;

•	stock units, which are a right to receive class A common stock upon satisfaction of restrictions;

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of class A common stock;

•	stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the compensation committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the compensation committee; and

•	performance and annual incentive awards, ultimately payable in class A common stock or cash, as determined by the compensation committee. The compensation committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The compensation committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The compensation committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the compensation committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent the compensation committee determines is appropriate. Such employees include the chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “covered employees”). In modifying, amending or adjusting the terms of an award intended to qualify under Section 162(m) to covered employees (or likely covered employees), the compensation committee may not take any action with respect to the employee that would cause any payment to the employee to fail to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

      Effect of Certain Corporate Transactions. The amended and restated equity incentive plan provides that outstanding options shall vest upon our Change in Control (as defined in the plan), unless the award agreement provides otherwise.

      Adjustments for Stock Dividends and Similar Events. The compensation committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the amended and restated equity incentive plan, including the individual limitations on awards, to reflect class A common stock dividends, stock splits and other similar events.

      Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as our company to an annual deduction for federal income tax purposes of $1 million for compensation paid to each of their covered employees. However, performance-based compensation is excluded from this limitation. The amended and restated equity incentive plan is designed to permit the compensation committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

      To qualify as performance-based:

      (i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

      (ii) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

      (iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

      (iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

      In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

      Under the amended and restated equity incentive plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the compensation committee in establishing performance goals:

•	total stockholder return,

•	total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index or an index consisting of companies that are our peer companies,

•	net income,

•	pretax earnings,

•	earnings before interest expense, taxes, depreciation and amortization,

•	pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items,

•	operating margin,

•	earnings per share,

•	return on equity,

•	return on capital,

•	return on investment,

•	operating earnings,

•	working capital,

•	ratio of debt to stockholders’ equity, and

•	revenue.

      Under the Internal Revenue Code, a director is an “outside director” of our company if he or she is not a current employee of our company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of our company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from us in any capacity other than as a director.

      The maximum number of shares of class A common stock subject to options or stock appreciation rights that can be awarded under the amended and restated equity incentive plan to any person is 500,000 per calendar year. No more than 500,000 shares may be awarded to any person in a calendar year pursuant to an award other than an option or stock appreciation right. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $2 million and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $5 million.

Federal Income Tax Consequences

      Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for us. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our class A common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of class A common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

      For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the class A common stock in an amount generally equal to the excess of the fair market value of the class A common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

      Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or for us. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the class A common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of class A common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

      If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

      A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of class A common stock will be the fair market value of the shares of class A common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

      In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of class A common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at the time of exercise.

      Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of class A common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the class A common stock on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the class A common stock on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income. Unless the grantee makes a Section 83(b) election, dividends paid pursuant to restricted stock will be subject to withholding taxes.

      Unrestricted Stock. A grantee who is awarded unrestricted stock will recognize taxable income equal to the value of the shares of class A common stock for federal income tax purposes at the time he or she receives the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

      Stock Units. There are no immediate tax consequences of receiving an award of stock units under the amended and restated equity incentive plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

      Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

      Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the amended and restated equity incentive plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the class A common stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

      Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. When the award is actually paid to the grantee in the form of shares of class A common stock or cash, the payment of the award will be taxable to the grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

(Proposal 3)

      KPMG LLP has been our independent auditor since 1994. The selection of KPMG LLP has been ratified by the stockholders in all annual meetings since such engagement. The board of directors, upon the recommendation of the audit committee, has selected KPMG LLP for the current year, and has proposed that our stockholders ratify this selection during the 2004 annual meeting. It is expected that representatives of KPMG LLP will be present at the 2004 annual meeting to make a statement if they so desire or to respond to appropriate questions.

      Unless otherwise instructed on the proxy, the persons named in the proxy to vote the shares represented by each properly executed proxy shall vote for the election as our principal accountant KPMG LLP.

      The board of directors recommends a vote FOR the ratification of its selection of independent public accountants.

DATE OF SUBMISSION OF STOCKHOLDER PROPOSALS

TO BE INCLUDED IN PROXY MATERIALS FOR 2005 ANNUAL MEETING

      Any proposal or proposals intended to be presented by any stockholder at the 2005 annual meeting of stockholders must be received by us by December 30, 2004 to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to the 2005 annual meeting of stockholders any stockholder proposal which may be omitted from our proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received. A stockholder who wishes to present a proposal at our 2005 annual meeting, but who does not request that we solicit proxies for the proposal, must submit the proposal to us at our principal executive offices prior to the close of business on March 15, 2005. If we do not receive notice of such proposal prior to March 15, 2005, the proposal will be considered untimely and management will be entitled to vote proxies in its discretion with respect to such proposal.

OTHER BUSINESS TO BE TRANSACTED

      As of the date of this proxy statement, the board of directors knows of no other business which may come before the annual meeting. If any other business is properly brought before the annual meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors

PETER A. DELISO
Secretary

McLean, Virginia
April 23, 2004

A copy of our annual report to stockholders accompanies this proxy statement.

Appendix A

Audit Committee Charter

LCC International, Inc.

Purpose

      The Audit Committee (the “Audit Committee”) of the board of directors (the “Board”) of LCC International, Inc. (the “Company”) shall assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the Company’s compliance with legal and regulatory requirements and (3) the independence and performance of the Company’s internal and external auditors.

Composition

      The membership of the Audit Committee shall consist of at least three members of the Board, who shall serve at the pleasure of the Board and be appointed by the full Board, and who shall satisfy the requirements of the NASDAQ Stock Market and applicable law relating to independence, expertise and experience.

Responsibilities

      In meeting its responsibilities, the Audit Committee is expected to:

1.	Establish a schedule of meetings to be held each year and schedule additional meetings as required and, in connection therewith, ensure that sufficient opportunity exists for its members to (i) meet separately with the independent auditors and the senior internal auditing executive (or internal audit providers), without management present, (ii) meet separately with management, without independent auditors and the senior internal auditing executive (or internal audit service providers) present, and (iii) meet with only the Audit Committee members present.

2.	Make regular reports to the Board regarding the Audit Committee’s activities and its substantive views regarding the areas under its purview.

3.	Review and reassess the adequacy of the Audit Committee’s charter annually and recommend any proposed changes to the Board for approval.

4.	Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the Company’s system of internal controls.

5.	Review with the Chief Executive Officer, the Chief Financial Officer and the Company’s disclosure committee the Company’s disclosure controls and procedures and review periodically, but no less than frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material compliance with, such controls and procedures.

6.	Select the independent auditors to be engaged by the Company and determine the terms of such engagement, including the compensation to be paid to such independent auditors.

7.	Approve in advance (i) all audit, review and attest services and all non-audit services provided to the Company by the independent auditors and (ii) all fees payable by the Company to the independent auditors for such services, all as required by applicable law or listing standards.

8.	Oversee and review the performance of the independent auditors and replace the independent auditors if the Audit Committee determines that such performance merits replacement.

9.	Review and consider information received from the outside auditor regarding the Company’s critical accounting policies, including alternative accounting policies permitted under generally accepted accounting principles and the outside auditor’s judgments about the quality and appropriateness of the Company’s accounting policies as applied in its financial reporting.

10.	Review with management and the outside auditor the Company’s material financial risks and its liquidity, and how these issues are identified, assessed, disclosed and managed.

11.	Review and approve transactions in which officers, directors or other related parties have an interest or which involve parties whose relationship with the Company may enable them to negotiate terms more favorable than those available to other, more independent parties, including any transactions required to be disclosed in SEC filings pursuant to Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended.

12.	Review off-balance sheet financing arrangements with management and the outside auditor, and help assess risks associated with those arrangements and disclosure of those risks.

13.	Determine whether to recommend to the Board that the annual audited financial statements be included in the Company’s annual report on Form 10-K.

14.	Review and discuss with management and the independent auditors the quarterly financial information to be included in the Company’s quarterly reports on Form 10-Q.

15.	Review with management and the Company’s independent auditors any significant financial reporting issues raised by them in connection with the preparation of the Company’s annual audited financial statements.

16.	Review proposed major changes to the Company’s auditing and accounting principles and practices that are brought to the attention of the Audit Committee by independent auditors, internal auditors or management.

17.	Obtain from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1.

18.	Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

19.	Take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditors.

20.	Review the appointment and replacement of the senior internal auditing executive, if any.

21.	Review any significant reports to management prepared by the internal auditing department, if any, and management’s responses.

22.	Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

23.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

24.	Review with the independent auditors any management letter provided or to be provided by the auditors and management’s response to that letter.

25.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

26.	Review with the Board as necessary in the Audit Committee’s judgment the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s code of conduct.

27.	Review with counsel legal matters that are brought to the Audit Committee’s attention and that may have a material impact on the financial statements, the Company’s compliance policies and material reports or inquiries received from regulatory bodies.

28.	Resolve disagreements regarding financial reporting, if any, between management and the independent auditors.

29.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Powers

      The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The Company will provide appropriate funding, as determined by the Audit Committee, for the compensation of any advisors retained by the Audit Committee. The Audit Committee may ask members of management or others to attend its meeting and provide pertinent information as necessary. The Audit Committee may delegate any of its responsibilities to one or more members of the Audit Committee, or a subcommittee thereof, in each case to the extent permitted by applicable law and listing standards. The Audit Committee may adopt such procedures relating to the conduct of its proceedings as it deems appropriate.

Relationship with Auditors and Board of Directors

      The Company’s independent auditors are ultimately accountable to the Board of the Company and to the Audit Committee, as representatives of the stockholders of the Company.

      The Audit Committee has ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors. While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and independent auditors. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s code of conduct.

      In determining whether, and under what circumstances, it is appropriate for a Company to retain its outside auditor to provide non-audit services, the Audit Committee may wish to weigh a number of factors, such as the following:

•	the auditor’s history and familiarity with the Company;

•	whether provision of non-audit services assists or detracts from the auditor’s ability to perform its audits;

•	normal competitive factors such as cost and quality of service; and

•	the amount of fees payable for non-audit services compared to the amount of fees payable for audit services.

Appendix B

LCC INTERNATIONAL, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(as amended and restated March 10, 2004

and formerly known as the Amended and Restated
1996 Employee Stock Option Plan)

i

ii

LCC INTERNATIONAL, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(as amended and restated March 10, 2004)

      LCC International, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its Amended and Restated Equity Incentive Plan (the “Plan”), formerly known as the Amended and Restated 1996 Employee Stock Option Plan, as follows:

1.	PURPOSE

      The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS

      For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

      2.1 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

      2.2 “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).

      2.3 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.

      2.4 “Award Agreement” means the written or electronic agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

      2.5 “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

      2.6 “Board” means the Board of Directors of the Company.

      2.7 “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

      2.8 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

      2.9 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

      2.10 “Company” means LCC International, Inc.

      2.11 “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 51% or more of the combined voting power of all classes of stock of the Company.

      2.12 “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

      2.13 “Disability” shall have the meaning assigned to it in the Company’s long-term disability plan. In the event the Grantee is not covered by the Company’s long-term disability plan, “Disability” shall mean the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

      2.14 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

      2.15 “Effective Date” means July 23, 1996, the date the Plan was first approved by the Board. The Plan was last amended and restated by the Board on March 10, 2004.

      2.16 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

      2.17 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the trading date immediately preceding the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

      2.18 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

      2.19 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

      2.20 “Grantee” means a person who receives or holds an Award under the Plan.

      2.21 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

      2.22 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

      2.23 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

      2.24 “Option Price” means the exercise price for each share of Stock subject to an Option.

      2.25 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

      2.26 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

      2.27 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

      2.28 “Plan” means this LCC International, Inc. Amended and Restated Equity Incentive Plan, formerly known as the Amended and Restated 1996 Employee Stock Option Plan.

      2.29 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

      2.30 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

      2.31 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

      2.32 “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.

      2.33 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

      2.34 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

      2.35 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

      2.36 “Stock” means the Class A common stock, par value $.01 per share, of the Company.

      2.37 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

      2.38 “Stock Unit” means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

      2.39 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

      2.40 “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

      2.41 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

      2.42 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.	ADMINISTRATION OF THE PLAN

      3.1. Board

      The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

      3.2. Committee.

      The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee shall be the Compensation and Stock Option Committee.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

      3.3. Terms of Awards.

      Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

      (i) designate Grantees,

      (ii) determine the type or types of Awards to be made to a Grantee,

      (iii) determine the number of shares of Stock to be subject to an Award,

      (iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

      (v) prescribe the form of each Award Agreement evidencing an Award, and

      (vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

      As a condition to any subsequent Award, the Board shall have the right, at its discretion, to require Grantees to return to the Company Awards previously made under the Plan. Subject to the terms and conditions of the Plan, any such new Award shall be upon such terms and conditions as are specified by the Board at the time the new Award is made. The Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The Board may make amendments to outstanding Options or SARs which reduce the Option Price or SAR Exercise Price.

      3.4. Deferral Arrangement.

      The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

      3.5. No Liability.

      No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

4.	STOCK SUBJECT TO THE PLAN

      Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be 8,825,000 shares. Stock issued or to be issued under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. If the Option Price of any Option granted under the Plan, or if pursuant to Section 19.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

      5.1. Effective Date.

      The Plan was originally effective as of the Effective Date and was last amended and restated by the Board on February 1, 2000. The Plan as herein amended and restated shall be effective as of March 10, 2004 (the “Amendment and Restatement Date”), subject to approval of the Plan as herein amended and restated by the affirmative vote of a majority of the shares of Stock voting thereon. Upon approval of the Plan as herein amended and restated by the stockholders, all Awards made under the Plan on or after the Amendment and Restatement Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Amendment and Restatement Date. If the stockholders of the Company fail to approve the Plan as herein amended and restated within the one-year period set forth in this Section 5.1, any Awards made hereunder in excess of the number of shares available for Awards under the Plan prior to its amendment and restatement shall be null and void and of no effect, and the applicable terms of the Plan shall be the terms in effect immediately prior to the Amendment and Restatement Date.

      5.2. Term.

      The Plan shall terminate automatically ten (10) years after the Amendment and Restatement Date and may be terminated on any earlier date as provided in Section 5.3.

      5.3. Amendment and Termination of the Plan

      The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

      6.1. Service Providers and Other Persons

      Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, (ii) any Outside Director, and (iii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

      6.2. Successive Awards.

      An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.	Limitation on Shares of Stock Subject to Awards and Cash Awards.

      During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

      (i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is 500,000 per calendar year;

      (ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is 500,000 per calendar year; and

      (iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $2,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $5,000,000.

      The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

6.4.	Limitations on Incentive Stock Options.

      An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

6.5.	Stand-Alone, Additional, Tandem, and Substitute Awards

      Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Stock Units or Restricted Stock), or in which the Option Price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an Option Price “discounted” by the amount of the cash compensation surrendered).

7.	AWARD AGREEMENT

      Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price

      The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option that is intended to be an Incentive Stock Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

      Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3.	Term.

      Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4.	Termination of Service.

      Unless the Award Agreement provides otherwise, the Grantee shall be entitled to exercise an Option granted hereunder for the applicable period designated in this Section 8.4 following his or her termination of Service. If the Grantee’s Service terminates other than by reason of: (i) the Grantee’s death, (ii) the

Grantee’s Disability or (iii) termination of the Grantee’s Service for Cause, the unvested portion of the Option shall immediately terminate and the Grantee may exercise the vested portion until thirty days after the date of such termination of Service. Upon the Grantee’s termination of Service for Cause, any Option granted to the Grantee pursuant to the Plan shall terminate immediately. If a Grantee dies prior to termination of Service, or within the period during which exercise is permitted under this Section 8.4 following the termination of Service as a result of Disability or for a reason other than Cause, the executors, administrators, legatees or distributees of such Grantee’s estate shall have the right, at any time within 180 days after the date of such Grantee’s death, to exercise the vested portion of any Option held by such Grantee at the date of such Grantee’s death. If a Grantee’s Service terminates as a result of his or her Disability, the Grantee shall have the right, at any time within 180 days after the date of such Grantee’s termination of Service, to exercise the vested portion of any Option held by such Grantee at the date of such Grantee’s termination of Service as a result of Disability.

      Notwithstanding the foregoing, in no event shall the Grantee be entitled to exercise the Option following its expiration in accordance with Section 8.3 or following an event that results in the termination of the Option in accordance with Section 17.

8.5.	Limitations on Exercise of Option.

      Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6.	Method of Exercise.

      An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

8.7.	Rights of Holders of Options

      Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.	Delivery of Stock Certificates.

      Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

8.9.	Transferability of Options

      Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.	Family Transfers.

      If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

9.	STOCK APPRECIATION RIGHTS

      The Board is authorized to grant Stock Appreciation Rights (“SARs”) to Grantees on the following terms and conditions:

9.1.	Right to Payment.

      An SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for an SAR shall specify the grant price of the SAR, which may be fixed at the Fair Market Value of a share of Stock on the date of grant or may vary in accordance with a predetermined formula while the SAR is outstanding. An SAR granted in tandem with an outstanding Option following the Grant Date of such Option may have a grant price that is equal to the Option Price, even if such grant price is less than the Fair Market Value of a share of Stock on the grant date of the SAR.

9.2.	Other Terms.

      The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

10.	RESTRICTED STOCK AND STOCK UNITS

10.1.	Grant of Restricted Stock or Stock Units.

      The Board may from time to time grant Restricted Stock or Stock Units to persons eligible to receive Awards under Section 6 hereof, subject to such restrictions, conditions and other terms, if any, as the Board may determine. Awards of Restricted Stock may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2.	Restrictions.

      At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3.	Restricted Stock Certificates.

      The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4.	Rights of Holders of Restricted Stock.

      Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5.	Rights of Holders of Stock Units.

10.5.1.	Voting and Dividend Rights.

      Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2.	Creditor’s Rights.

      A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.	Termination of Service.

      Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7.	Purchase of Restricted Stock.

      The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in

Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

10.8.	Delivery of Stock.

      Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.	UNRESTRICTED STOCK AWARDS

      The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1.	General Rule.

      Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2.	Surrender of Stock.

      To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3.	Cashless Exercise.

      With respect to an Option only (and not with respect to Restricted Stock), to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 19.3.

12.4.	Other Forms of Payment.

      To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13.	DIVIDEND EQUIVALENT RIGHTS

13.1.	Dividend Equivalent Rights.

      A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant.

Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

13.2.	Termination of Service.

      Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	PERFORMANCE AND ANNUAL INCENTIVE AWARDS

14.1.	Performance Conditions

      The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.2.	Performance or Annual Incentive Awards Granted to Designated Covered Employees

      If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.

14.2.1.	Performance Goals Generally.

      The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

14.2.2.	Business Criteria.

      One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the

Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity and (15) revenue.

14.2.3.	Timing For Establishing Performance Goals.

      Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.2.4.	Performance or Annual Incentive Award Pool.

      The Committee may establish a Performance or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance or Annual Incentive Awards.

14.2.5.	Settlement of Performance or Annual Incentive Awards; Other Terms.

      Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

14.3.	Written Determinations.

      All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

14.4.	Status of Section 14.2 Awards Under Code Section 162(m)

      It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

      Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16.	REQUIREMENTS OF LAW

16.1.	General.

      The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.	Rule 16b-3.

      During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1.	Changes in Stock.

      If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

      Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3.	Corporate Transaction.

      Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4:

      (i) upon the occurrence of a Corporate Transaction, all outstanding shares of Restricted Stock and all Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock shall be deemed to have lapsed and the shares of stock subject to such Stock Units shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

      (ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

      With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

      This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Restricted Stock and Stock Units theretofore granted, or for the substitution for such Options, SARs, Restricted Stock and Stock Units for new common stock options and stock appreciation rights and new common stock restricted stock and stock units relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Restricted Stock and Stock Units theretofore granted shall continue in the manner and under the terms so provided.

17.4.	Adjustments.

      Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5.	No Limitations on Company.

      The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	CHANGE IN CONTROL

      Unless otherwise provided in the Award Agreement, to the extent it remains outstanding and unexercised, each Option shall be deemed to have vested in full immediately prior to the occurrence of a Change in Control. A “Change in Control” shall mean the occurrence of any of the following events: (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company to another person or entity, (iii) a merger, consolidation or reorganization of the Company with one or more other persons or entities where the Company is not the surviving entity, or (iv) a merger, acquisition or other transaction in which the Company is the surviving corporation that results in any person or entity (other than persons who are holders of 5% or more of the stock of the Company at the time the transaction is approved by the stockholders and other than any Affiliate) acquiring beneficial ownership of 51% or more of the combined voting power of all classes of stock of the Company, excluding any change in voting control arising as a result of the conversion of Class “B” common stock of the Company to Class “A” common stock of the Company or any distribution by RF Investors, L.L.C. to any of its direct or indirect owners, investors or their respective affiliates (within the meaning of Rule 405 of Regulation C under the 1933 Act). Any termination of an Option in connection with a Change in Control, the period during which the Option may be exercised prior to such termination, and the required notice to be provided by the Company to the Grantee prior to such termination shall be determined according to Section 17.3 above.

19.	GENERAL PROVISIONS

19.1.	Disclaimer of Rights

      No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

19.2.	Nonexclusivity of the Plan

      Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

19.3.	Withholding Taxes

      The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the

Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

19.4.	Captions

      The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

19.5.	Other Provisions

      Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

19.6.	Number and Gender

      With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

19.7.	Severability

      If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

19.8.	Governing Law

      The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

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REVOCABLE PROXY
LCC INTERNATIONAL, INC.
ANNUAL MEETING OF STOCKHOLDERS MAY 26, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder hereby appoints C. Thomas Faulders, III, and Graham B. Perkins, or either of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned at the Annual Meeting of Stockholders of LCC International, Inc. to be held on Wednesday, May 26, 2004 at 10:00 a.m. (eastern time) at the Company’s offices, 7925 Jones Branch Drive, McLean, Virginia, 22102, and at any adjournments thereof, in respect of all shares of the Common Stock, par value $.01 per share, of the Company which the undersigned may be entitled to vote, on the matters designated below.

      The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and proxy statement dated April 23, 2004 and the Company’s Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

(Continued and to be dated and signed on reverse side.)

■	■

ANNUAL MEETING OF STOCKHOLDERS OF

LCC INTERNATIONAL, INC.

May 26, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â     Please detach along perforated line and mail in the envelope provided.     â

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1. Election of Directors

NOMINEES:
☐	FOR ALL NOMINEES	¡ C. Thomas Faulders, III
¡ Julie A. Dobson
☐	WITHHOLD AUTHORITY	¡ Mark D. Eln
	FOR ALL NOMINEES	¡ Steven J. Gilbert
¡ Susan Ness
☐	FOR ALL EXCEPT	¡ Dr. Rajendra Singh
	(See instructions below)	¡ Neera Singh

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

	FOR	AGAINST	ABSTAIN
Proposal Two: Proposal to approve and adopt the Company's	☐	☐	☐
Amended and Restated Equity Incentive Plan.
	FOR	AGAINST	ABSTAIN
Proposal Three: Proposal to ratify the appointment of KPMG	☐	☐	☐
LLP as the independent auditors of the Company for the fiscal year ending December 31, 2004.

In their discretion, on any other matters that may properly come before the Annual Meeting, or any adjournments thereof, in accordance with the recommendations of a majority of the Board of Directors.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. HOWEVER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3.

      If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN A FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

I PLAN TO ATTEND THE MAY 26, 2004 ANNUAL STOCKHOLDERS MEETING	☐

Signature of Stockholder ____________________________ Date: _____________ Signature of Stockholder ____________________________ Date: _____________
■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■